Exhibit 4.7

TESORO CORPORATION THRIFT PLAN As Amended and Restated Effective January 1, 2014

TESORO CORPORTION THRIFT PLAN TABLE OF CONTENTS Page ARTICLE I PURPOSE 1 ARTICLE II DEFINITIONS AND CONSTRUCTION 1 2.1 DEFINITIONS 1 2.2 Construction 11 ARTICLE III ELIGIBILITY AND PARTICIPATION 11 3.1 Eligibility Requirements 11 3.2 Notification of Eligibility 12 3.3 Re-entry of Prior Participants 12 ARTICLE IV CONTRIBUTIONS 12 4.1 Salary Reduction Contributions 12 4.2 Catch-Up Contributions 13 4.3 Employee Contributions 13 4.4 Safe Harbor Matching Contributions 13 4.5 Company Matching Contributions 14 4.5A Discretionary True-Up Matching Contributions 14 4.6 Nonelective Contributions 15 4.7 Qualified Nonelective Contributions 15 4.8 Reduction of Excess Deferrals 15 4.9 Deferral Percentage Test 15 4.10 Contribution Percentage Test 17 4.11 Rollover Contributions 20 4.12 Roth Contributions 20 4.13 Profit Sharing Contribution 21 ARTICLE V ADJUSTMENT OF INDIVIDUAL ACCOUNTS 21 5.1 individual Accounts 21 5.2 Method of Adjustment 22 5.3 Salary Reduction Elections 22 ARTICLE VI ALLOCATIONS 24 6.1 Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions and Rollover Contributions 24 6.2 Safe Harbor Matching Contributions 24 6.3 Company Matching Contributions 24 6.3A Discretionary True-Up Matching Contributions 24 6.4 Nonelective Contributions 24 6.5 Qualified Nonelective Contributions 24 6.6 Forfeitures 25 6.7 Maximum Annual Addition to Account 25 6.8 Profit Sharing Contributions 28 ARTICLE VII RETIREMENT 28 7.1 NORMAL OR LATE RETIREMENT 28 7.2 Benefit 28

ARTICLE VIII DEATH 28 8.1 Death of Participant 28 8.2 Benefit 29 8.3 Designation of Beneficiary 29 8.4 No Beneficiary 29 ARTICLE IX DISABILITY 30 9.1 Disability 30 9.2 Benefit 30 ARTICLE X TERMINATION OF EMPLOYMENT AND FORFEITURES 30 10.1 Eligibility and Benefits 30 10.2 Time of Payment 31 10.3 Forfeitures 31 ARTICLE XI ADMINISTRATION 31 11.1 Appointment of Committee 31 11.2 Authority of Committee 31 11.3 Responsibilities of the Committee 32 11.4 Rules and Decisions 33 11.5 Administrative Procedures 33 11.6 Authorization of Benefit Payments 33 11.7 Payment of Expenses 33 11.8 Indemnification of Members of the Committee 34 ARTICLE XII DISTRIBUTIONS, WITHDRAWALS AND LOANS 34 12.1 Method of Payment 34 12.2 Time of Payment 34 12.3 Cash Out Distribution 40 12.4 Minority or Disability Payments 40 12.5 Distributions Under Domestic Relations Orders 40 12.6 Direct Rollover of Eligible Rollover Distributions 41 12.7 Withdrawals 42 12.8 Loans to Participants 47 12.9 Rollovers of Mandatory Distributions 48 12.10 Distributions While on Military Leave 48 ARTICLE XIII TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS 48 13.1 Appointment of Trustee 48 13.2 Appointment of Investment Manager 48 13.3 Responsibility of Trustee and Investment Manager 49 13.4 Bonding of Trustee and Investment Manager 49 13.5 Participant Direction of Investment 49 ARTICLE XIV AMENDMENT AND TERMINATION OF PLAN 51 14.1 Amendment sof Plan 51 14.2 Right to Terminate and Withdraw 52 14.3 Suspension and Discontinuance of Contributions 52 14.4 Liquidation of Trust Fund 52 14.5 Consolidation or Merger 53 ARTICLE XV TOP-HEAVY RULES 53 15.1 Definitions 53 15.2 Determination of Top Heavy Status 54 15.3 Minimum Employer Contribution 55

ARTICLE XVI GENERAL PROVISIONS 55 16.1 No Employment Contract 55 16.2 Manner of Payment 55 16.3 Nonalienation of Benefits 56 16.4 Titles for Convenience Only 56 16.5 Validity of Plan 56 16.6 Plan Binding 56 16.7 Return of Contributions 56 16.8 Missing Participants or Beneficiaries 57 16.9 USERRA Compliance 57 ARTICLE XVII PARTICIPATION BY OTHER ORGANIZATIONS 57 17.1 Designation by Company 57 17.2 Termination of Participation 57 ARTICLE XVIII FIDUCIARY PROVISIONS 58 18.1 General Allocation of Duties 58 18.2 Fiduciary Duty 58 18.3 Fiduciary Liability 58 18.4 Co-Fiduciary Liability 58 18.5 Delegations and Allocation 59

TESORO CORPORATION THRIFT PLAN PREAMBLE WHEREAS, TESORO CORPORATION, a corporation formed under the laws of the State of Delaware (the “Company”) previously adopted the “Tesoro Corporation Thrift Plan,” a qualified retirement savings plan, effective as of April 1, 1979, which was subsequently amended and restated in its entirety, effective as of January 1, 1997, and again amended and restated in its entirety, effective as of January 1, 2008 (the “Prior Plan”); WHEREAS, the Company intends that the Prior Plan shall qualify as a 401(k) plan under the Internal Revenue Code of 1986, as amended (the “Code”); WHEREAS, in connection with the submission of an application for a favorable determination letter, the Company desires to amend and restate the Prior Plan, effective January 1, 2014, to incorporate prior amendments and to clarify the operation and administration of the Plan; and NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, said Prior Plan is hereby amended and restated in its entirety, superseded and replaced by this amended, restated Thrift Plan, effective January 1, 2014, except as otherwise specifically noted herein. There will be no gap or lapse in time or effect between such Plans and the existence of a qualified Plan shall be continuous and uninterrupted. The terms and conditions of this restated Thrift Plan are as follows: ARTICLE I PURPOSE The purpose of this Plan is to reward Employees of the Employers, as hereinafter defined, for their loyal and faithful service, to share with the Employees a portion of the profits, to help the Employees accumulate funds for their later years, and to provide funds for their Beneficiaries in the event of death or disability. The benefits provided by this Plan will be paid from a Trust Fund established by the Company and will be in addition to the benefits Employees are entitled to receive under any other programs of the Employers and pursuant to the Social Security Act. This Plan and the separate related Trust(s) forming a part hereof are established and shall be maintained for the exclusive benefit of the Participants, former Participants and their Beneficiaries. No part of the Trust Fund can ever revert to the Employers or be used for or diverted to purposes other than the exclusive benefit of the Participants, former Participants and their Beneficiaries, except as hereinafter provided. ARTICLE II DEFINITIONS AND CONSTRUCTION 2.1 Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

(a) Affiliate. A member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in Section 414(m) of the Code) of which an Employer is a member, or any entity otherwise required to be aggregated with an Employer pursuant to Section 414(o) of the Code and the regulations issued thereunder. (b) Allocation Date. The pay date associated with each payroll period within the Plan Year, unless otherwise specifically provided. (c) Annual Compensation. Except as otherwise specifically provided herein, the total amounts paid by an Employer to an Employee as remuneration for personal services rendered during each Plan Year, as reported on the Employee’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), together with any amounts not includable in the gross income of the Employee pursuant to Sections 125(a), 402(e)(3), or 132(f)(4) of the Code; differential wages paid to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) while on active duty for more than thirty (30) days and which represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer; as well as any amounts deferred by such Employee pursuant to a nonqualified deferred compensation plan sponsored by the Employer, but Annual Compensation shall not include (1) employer contributions to a plan of deferred compensation that are not included in the Employee’s gross income for the taxable year in which contributed, or any distributions from a deferred compensation plan; (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock or property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) income realized from the exercise of stock appreciation rights and other stock awards granted to the Employee; (4) reimbursements or other expense allowances, cash and noncash fringe benefits (other than qualified transportation expenses), and welfare benefits, even if such items are includible in the Employee’s gross income for the Plan Year; (5) moving expenses incurred by an Employee; (6) recognition awards, bonuses (other than regular bonuses), project completion pay, housing allowances, stipends paid upon foreign assignment, and all other extraordinary compensation; and (7) severance payments. For purposes of this Section 2.1(c), severance payments include payments made after an Employee’s severance from employment, but shall not include amounts attributable to payments of regular wages and normal bonuses made within  1⁄3months following severance from employment that would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer. Notwithstanding the foregoing, for purposes of Sections 4.4, 4.5 and 6.8 hereof, with respect to any Participant, Annual Compensation shall not include amounts attributable to bonuses and Unscheduled Overtime. The Annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $260,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. If a Plan Year consists of fewer than twelve (12) months, then the dollar limitation described in the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12. If any Employee becomes a Participant on a day other than the first day of the Plan Year, his Annual Compensation for only that portion of the Plan Year during which he is eligible to participate in the Plan shall be taken into account in determining contributions hereunder. (d) Beneficiary. A person designated by a Participant or former Participant in accordance with Section 8.3 hereof to receive benefits hereunder upon the death of such Participant or former Participant. (e) Board. The Board of Directors of the Company, or its authorized delegate. (f) Break in Service. A 12-month Period of Severance. Solely for purposes of determining whether a Break in Service has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for an approved leave for maternity or paternity reasons, the date the Employee incurs a Break in Service shall be the second anniversary of the Employee’s absence from employment. The period between the first and second anniversary of the first date of absence shall not constitute Service under the Plan. For purposes of this Section 2.1(f), an absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. For purposes of determining a Break in Service for all other absences from employment, a Break in Service shall occur as of the last day of each such twelve (12) consecutive month Period of Severance. (g) Catch-Up Contributions. Salary Reduction Contributions made to the Plan by an Employer in accordance with Section 4.2 hereof, at the election of an eligible Participant, in lieu of cash compensation, which are in excess of the applicable dollar amount on Salary Reduction Contributions for such Plan Year, as provided in Section 402(g) of the Code. (h) Code. The Internal Revenue Code of 1986, as amended. (i) Committee. The persons appointed to administer the Plan in accordance with Article XI. (j) Company. Tesoro Corporation or its successor or successors. (k) Company Matching Contributions. Contributions made by an Employer for any payroll period on behalf of a Participant who has not satisfied the minimum age and service requirements prescribed under Code Section 410(a)(1)(A) on account of such Participant’s Salary Reduction Contributions, Roth Contributions and, if applicable, Catch-Up Contributions made to the Plan for such payroll period.

(l) Company Matching Contribution Account. A separate subaccount to which is credited a Participant’s Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (m) Company Stock. The voting common stock of the Company. (n) Company Stock Fund. An investment fund that invests primarily in Company Stock. (o) Date of Termination. The earlier of (a) the actual date an Employee resigns, is discharged, retires or dies, or (b) the first anniversary of the date an Employee’s Leave of Absence commences (whether or not such Employee is entitled to compensation for such period). (p) Deferred Compensation Plan. The Tesoro Corporation Executive Deferred Compensation Plan, executed on November 2, 2006 to be effective January 1, 2007, as may be amended from time to time. (q) Disability. A physical or mental condition that renders the Participant incapable of performing the work for which he was employed or similar work, as evidenced by eligibility for and receipt of Social Security disability benefits or, if applicable, disability benefits under the Employer’s long-term disability plan with respect to which the Participant is eligible to participate. (q)(A) Discretionary True-Up Matching Contributions. Contributions that may, at the election of the Company, be made by an Employer for any Plan Year to make up for any deficit resulting from the allocation of Safe Harbor Matching Contributions and Company Matching Contributions during the Plan Year. (r) Effective Date. January 1, 2014, except as otherwise specifically noted herein. (s) Employee. Any person who is receiving remuneration for personal services rendered to an Employer, or who would be receiving such remuneration except for an authorized Leave of Absence, including an individual who is receiving differential wage payments from an Employer while on leave for Qualified Military Service, and who is classified by the Employer on its books and records as a common-law employee. The Employer’s classification of a person shall be conclusive for all purposes of determining whether such person is an Employee for purposes of the Plan, and shall not be affected by the classification or reclassification of such person for tax or other purposes. The term “Employee” shall also include any “leased employee”, as such term is defined below, deemed to be an employee of the Employer or any Affiliate, as provided in Sections 414(n) or (o) of the Code. The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient. A leased employee shall not be considered an Employee of the recipient if: (i) such individual is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h)(1)(B), and 132(f)(4) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient’s nonhighly compensated work force. (t) Employee Contributions. Contributions made to the Plan by the Employer, at the election of a Participant, on an after-tax basis, in lieu of cash compensation, pursuant to a salary reduction agreement, as provided in Section 4.3 hereof. (u) Employee Contribution Account. A separate subaccount to which is credited a Participant’s Employee Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (v) Employer. The Company and each Affiliate participating in the Plan on the Effective Date, together with such other organizations as may be designated by the Company, or its authorized delegate, in accordance with Article XVII, and their successor or successors. (w) Employment Commencement Date. The date on which an Employee first completes an Hour of Service for the Employer (or, as appropriate, the first day upon which an Employee performs an Hour of Service following a Break in Service). (x) ERISA. The Employee Retirement Income Security Act of 1974, as amended. (y) ESOP Transfer Account. A separate subaccount to which is credited contributions, if any, made prior to September 10, 1996 on behalf of a Participant under the Tesoro Petroleum Corporation Employee Stock Ownership Plan, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (z) Fund or Trust Fund. All assets of whatsoever kind or nature held from time to time by the Trustee in the Trust or Trusts forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., allocations, Employer or Employee contributions, earnings, or forfeitures. (aa) RESERVED.

(bb) Highly Compensated Employee. The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee includes any Employee who performs Service for an Employer during the determination year and who, during the look-back year, received compensation from an Employer in excess of $100,000 (as adjusted pursuant to Section 415(d) of the Code) and who was in the top-paid group (as determined in accordance with Section 414(q)(3) of the Code) of Employees for such look-back year. The term Highly Compensated Employee also includes Employees who are Five Percent (5%) Owners (as defined in Section 15.1(g) hereof) at any time during the look-back year or determination year. For purposes of this Section 2.1(bb), the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. For purposes of this Section 2.1(bb), the term “compensation” shall have the same meaning as “compensation” as defined in Section 6.7(b) hereof. A highly compensated former Employee includes any Employee who separated from Service (or was deemed to have separated from Service) prior to the determination year, performs no Service for an Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday. The determination of the identity of Highly Compensated Employees will be made in accordance with Section 414(q) of the Code and the regulations thereunder.. (cc) Hour of Service. An Hour of Service shall include each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or an Affiliate for the performance of duties. An Hour of Service shall also include all hours for which an Employee is paid or entitled to payment by an Employer or an Affiliate, whether worked or not, plus Service credit on account of periods of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; excluding, however, each hour for which an Employee is so paid if such payment is solely to reimburse the Employee for medical or medically-related expenses incurred by the Employee, or is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws. A payment shall be deemed to be made by or due from an Employer or an Affiliate for this purpose regardless of whether such payment is made by or due from an Employer or an Affiliate directly, or indirectly through, among others, a trust fund, or insurer, to which an Employer or Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. In no event shall credit for the number of Hours of Service attributable to a single continuous period for which no duties are performed exceed 501. These hours must be credited to Employees in the Plan Year during which the duties were performed and not when paid, if different; provided, however, that Hours of Service credited to an Employee for a period that extends into two Plan Years will be credited entirely to the Plan Year in which such period ends. Credit shall also be given for each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer. These hours must be credited in the Plan Year or Years to which the award or agreement pertains rather than that in which the payment, award or agreement was made. (dd) Individual Account. The account or record maintained by the Committee showing the monetary value of the individual interest in the Trust Fund of each Participant, former Participant and Beneficiary. (ee) Investment Managers. The qualified and acting “investment managers,” as defined in ERISA, who may be appointed by the Committee to invest and manage Plan assets as fiduciaries. (ff) LAR Participant. A Participant who (i) prior to May 11, 2007, was employed by Shell Oil Company, (ii) as of May 11, 2007, had completed six (6) or more years of employment as recognized by Shell Oil Company, (iii) commenced participation in the Prior Plan on May 11, 2007 or subsequent to that date following a return from an approved leave of absence, and (iv) either as of May 11, 2007, or subsequent to that date, has, in the aggregate, completed a number of Years of Service, including service as an employee of Shell Oil Company, that equals or exceeds nine (9). (gg) Leave of Absence. Any period during which an Employee is not performing services for an Employer for a reason that the Employer shall consider not to constitute a termination of employment. A Leave of Absence shall be granted in accordance with an Employer’s rules or practices applied to the granting of Leaves of Absence for purposes of the administration of this Plan and shall not apply for any other purpose. The employment of any Employee who does not return to the employ of his Employer within a reasonable time after a Leave of Absence, including any extension thereof, shall be deemed to have terminated for purposes of this Plan in the Plan Year in which the Employee failed to return. Any period required by law to be counted as Service (e.g., certain military service) shall be deemed to be a Leave of Absence in accordance with such rules as may be adopted by the Committee. (hh) Named Fiduciary. The Committee shall be the “named fiduciary,” as that term is defined under Section 402(a)(2) of ERISA, designated to manage the operation and administration of the Plan. (ii) Nonelective Contribution. Contributions that may, at the election of the Company, be made to the Plan on behalf of SARC Participants, SARC Union Participants and LAR Participants, as provided in Section 4.6 hereof. (jj) Nonelective Contribution Account. A separate subaccount to which is credited Nonelective Contributions and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (kk) Normal Retirement Date. The later of the date on which the Participant attains age sixty-five (65) or completes one (1) Year of Service.

(ll) Participant. An Employee who has met the eligibility requirements for participation in this Plan, as set forth in Article III hereof. (mm) Period of Severance. A continuous period of time beginning on a Participant’s Date of Termination during which he does not complete an Hour of Service. (nn) Plan. Tesoro Corporation Thrift Plan, as amended from time to time. (oo) Plan Administrator. Such person or persons as designated by the Company, which shall be the Committee unless and until it designates such other person or persons. (pp) Plan Year. The annual period beginning January 1st and ending December 31 st, both dates inclusive of each period. (qq) Prior Plan. The Tesoro Corporation Thrift Plan, as amended and restated January 1, 2008, and subsequently amended from time to time. (qq)-l Profit Sharing Contributions. Contributions that may, at the election of the board of directors of the Company, be made to the Plan, as provided in Section 4.13 hereof. (qq)-2 Profit Sharing Contribution Account. A separate subaccount to which is credited Profit Sharing Contributions, if any, made on behalf of a Participant and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (qq)-3 Qualified Military Service. Service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual has reemployment rights under such chapter with respect to such service. (rr) Qualified Nonelective Contributions. Contributions that may, in the discretion of the Company, be made to the Plan by an Employer as provided in Section 4.7 in an amount necessary to assure the Plan’s compliance with the deferral percentage test described in Section 4.9 hereof or the contribution percentage test described in Section 4.10 hereof. (ss) Retirement. Termination of employment with all Employers following the Participant’s Normal Retirement Date. Retirement shall be considered as beginning on the day immediately following a Participant’s last day of employment. (tt) Rollover Contributions. Contributions that may be made to the Plan by a Participant or Employee, as provided in Section 4.11 hereof. (uu) Rollover Contribution Account. A separate subaccount to which is credited a Participant’s or Employee’s Rollover Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

(uu)-l Roth Contributions. Salary Reduction Contributions to the Plan that the Participant has designated as being made on an after-tax basis, as provided in Section 4.12 hereof.” (uu)-2 Roth Contribution Account. A separate subaccount to which is credited a Participant’s Roth Contributions and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (vv) Safe Harbor Matching Contributions. Contributions made by an Employer for any payroll period for purposes of satisfying the safe harbor for nondiscrimination testing under Section 401(k)(12) of the Code. Safe Harbor Matching Contributions are made only on behalf of a Participant who has satisfied the minimum age and service requirements prescribed under Code Section 410(a)(1)(A) on account of such Participant’s Salary Reduction Contributions, Roth Contributions and, if applicable, Catch-Up Contributions made to the Plan for such payroll period. (ww) Salary Reduction Contributions. Contributions made to the Plan by the Employer, at the election or deemed election of a Participant, in lieu of cash compensation, as provided in Section 4.1 hereof. (xx) Salary Reduction Contribution Account. A separate subaccount to which is credited a Participant’s Salary Reduction Contributions, Catch-Up Contributions, and Qualified Nonelective Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. (yy) SARC Participant. A Participant who (i) prior to August 1, 1998, was employed by Shell Anacortes Refining Company, (ii) as of August 1, 1998, had completed five (5) or more years of employment with Shell, (iii) commenced participation in the Prior Plan on August 1, 1998, or subsequent to that date following a return from an approved leave of absence, and (iv) either as of August 1, 1998, or subsequent to that date has, in the aggregate, completed a number of Years of Service, including years of vesting service credited by Shell, that equals or exceeds nine (9). (zz) SARC Union Participant. A SARC Participant whose terms of employment are governed by the collective bargaining agreement between the Company and the Local 8-591 of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union. (aaa) Service. The period or periods of an Employee’s employment used in determining eligibility for Plan participation or in determining the amount of benefits to which an Employee is entitled hereunder. If an Employer is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), is one of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code), is a member of an affiliated service group (as defined in Section 414(m) of the Code) or is otherwise required to be aggregated with any entity pursuant to Section 414(o) of the Code and the regulations issued thereunder, then Service shall include any employment with any Affiliate of such Employer. Each Participant shall receive credit for Service while employed with a predecessor of an Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity. A predecessor shall include any business entity whose capital stock or assets were acquired by any Employer participating in this Plan. (bbb) Trust. Tesoro Corporation Savings Plan Master Trust, which is administered pursuant to the terms of the Tesoro Corporation Savings Plan Master Trust Agreement, as it may be amended from time to time, or such other trust or trusts established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants and former Participants included in the Plan from which the benefits will be distributed. (ccc) Trustee. The qualified and acting trustee or trustees under the Trust who shall be designated to operate and administer the Trust Fund and, except to the extent an Investment Manager has been appointed, to invest and manage the Plan assets. (ccc)-l Unscheduled Overtime.All of an Employee’s overtime that is not part of the Employee’s regular work schedule. (ddd) Valuation Date. Each day on which the financial markets are open for trading activity, except to the extent otherwise required with respect to an investment fund in which the Committee has authorized the investment of Individual Accounts hereunder, as provided in Section 13.5 hereof, or, if applicable, as otherwise required by an Investment Manager, but only with respect to the assets delegated by the Committee for investment by such Investment Manager. (eee) Year of Service. A Year of Service shall be based upon an Employee’s entire period of Service, irrespective of the number of hours actually worked during such period. A Year of Service shall be credited for each 12-month period, which need not be consecutive, beginning with the Employee’s Employment Commencement Date, subject to the following provisions: (i) Prior to the Effective Date, Years of Service shall be computed and counted pursuant to the provisions of the Prior Plan in effect on the day before the Effective Date. (ii) A Participant shall receive credit for Years of Service incurred while employed with a predecessor of the Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity, only as specified in an acquisition agreement relating to such predecessor. (iii) Any employee of USA Petroleum (or its affiliates) hired by an Employer on May 1, 2007 (the “USA Petroleum Date”) or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets of USA Petroleum shall also be granted Years of Service for the period such employee was granted such service credit by USA Petroleum (or its affiliates). (iv) Any employee of Shell Oil Company hired by an Employer on May 11, 2007, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets associated with the Shell Los Angeles Refinery shall also be granted Years of Service for the period such employee was granted such service by Shell Oil Company. (v) Effective June 1, 2013, any employee of British Petroleum (or its affiliates) hired by an Employer on June 1, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by the Company of British Petroleum’s fully integrated Southern California Refining and Marketing Business, shall also be granted Years of Service for the period such employee was granted such service credit by British Petroleum (or its affiliates). (vi) Effective June 19, 2013, any employee of Chevron (or its affiliates) hired by an Employer on June 19, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from Chevron Pipe Line Co. and Northwest Terminalling Co. of the Northwest Product Pipeline and Terminal System, shall also be granted Years of Service for the period such employee was granted such service credit by Chevron (or its affiliates). (vii) In the case of a Participant who has five (5) or more consecutive Breaks in Service, all Years of Service incurred after such Breaks in Service will be disregarded for purposes of measuring Years of Service before such Breaks in Service. (viii) If a Participant who does not have any nonforfeitable right to his Individual Account incurs a period of five (5) consecutive Breaks in Service, then all of his prior Years of Service incurred before such Breaks in Service will be disregarded for purposes of measuring Years of Service after such Breaks in Service and shall no longer be credited to him. 2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section. The Plan and Trust shall each form a part of the other by reference and terms shall be used therein interchangeably. ARTICLE III ELIGIBILITY AND PARTICIPATION 3.1 Eligibility Requirements. Every Employee who, as of the Effective Date hereof, is a Participant in the Plan shall continue to be a Participant in this Plan. Every other Employee who is not a Participant shall become a Participant in the Plan as of such Employee’s Employment Commencement Date. Notwithstanding the foregoing, an Employee shall only be eligible to participate in the Plan for purposes of Section 4.4 hereof upon the Employee’s completion of a Year of Service. In addition to the foregoing, the following groups will not be eligible to participate in the Plan for any purpose: (a) Employees who are eligible to participate in the Tesoro Corporation Retail Savings Plan, as amended and restated effective January 1, 2014, and as may be subsequently amended from time to time; (b) Employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement expressly provides, or has been deemed to provide, for the inclusion of such Employee under the Plan; (c) non-resident aliens who receive no earned income from an Employer that constitutes income from sources within the United States; (d) leased employees (as defined in Section 2.1(s) hereof); and (e) an individual who is not classified as an Employee on an Employer’s books and records (such as a person who as a matter of practice is classified by the Employer as an independent contractor or a contingent worker employed by another entity, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not classified as an Employee on the Employer’s books and records, despite any classification or reclassification of such person for tax or other purposes. 3.2 Notification of Eligibility. The Committee shall promptly notify each Employee of his qualification as a Participant and shall furnish each Employee a copy of such explanation of the Plan as the Committee shall provide for that purpose. 3.3 Re-entry of Prior Participants. (a) An Employee who terminates employment after becoming a Participant hereunder shall be eligible to participate immediately upon his completion of one Hour of Service following his reemployment by an Employer; provided, however, that for purposes of Section 4.4, such Employee shall be eligible to participate in the Plan immediately upon his completion of one Hour of Service following his reemployment by an Employer or, if later, on the January 1 or July 1 on which he would otherwise have become a Participant. (b) In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if he has satisfied the requirements of Section 3.1 and would have previously become a Participant had he been a member of an eligible class. ARTICLE IV CONTRIBUTIONS 4.1 Salary Reduction Contributions. Each Participant may elect with respect to any payroll period to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation (other than regular bonus compensation) that, when aggregated with Employee Contributions made at the election of the Participant with respect to such period, does not exceed fifty percent (50%) of that portion of such Annual Compensation paid during such payroll period. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit each Participant, at the time and in the manner determined by the Committee, to make a special election to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage (not to exceed fifty percent (50%)) of his regular bonus compensation paid during the Plan Year. Except as otherwise permitted under Section 4.2, the amount of Annual Compensation elected to be contributed to the Trust Fund on the Participant’s behalf as a Salary Reduction Contribution (together with the amount of Salary Reduction Contributions designated as Roth Contributions pursuant to Section 4.12) may not exceed the applicable dollar amount for such Plan Year, as provided in Section 402(g) of the Code ($17,500 for the Participant’s taxable year beginning in 2014), adjusted for taxable years of the Participant beginning after December 31, 2014 for increases in the cost of living as provided in Section 402(g)(4) of the Code. Salary Reduction Contributions shall be made pursuant to a salary reduction election in accordance with Section 5.3 hereof. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Salary Reduction Contribution Account of the Participant, as provided in Section 6.1 hereof. 4.2 Catch-Up Contributions. Each Participant who is eligible to make Salary Reduction Contributions under this Plan, who has or would have attained age fifty (50) prior to the close of the Participant’s taxable year, and who elects to make Salary Reduction Contributions and, if applicable, Roth Contributions that, when aggregated, exceed the applicable dollar amount for such Plan Year, as provided in Section 402(g) of the Code, shall be deemed to have made Catch-Up Contributions to the Plan. Notwithstanding any provision herein to the contrary, any additional percentage of Annual Compensation elected to be contributed to the Trust Fund on the Participant’s behalf in accordance with this Section 4.2 may not exceed the applicable dollar amount for such Plan Year, as provided in Section 414(v) of the Code ($5,500 for the Participant’s taxable year beginning in 2014). Catch-Up Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Catch-Up Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Salary Reduction Contribution Account of the Participant, as provided in Section 6.1 hereof. 4.3 Employee Contributions. Each Participant (other than a Participant who is a Highly Compensated Employee eligible to participate in the Deferred Compensation Plan) may elect with respect to any payroll period to have contributed on his behalf to the Trust Fund, on an after-tax basis, any whole percentage of his Annual Compensation (other than regular bonus compensation) that, when aggregated with Salary Reduction Contributions made at the election of the Participant with respect to such period, does not exceed fifty percent (50%) of that portion of his Annual Compensation paid during such payroll period. Employee Contributions shall be made pursuant to a salary reduction election in accordance with Section 5.3 hereof. Employee Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Employee Contribution Account of the Participant, as provided in Section 6.1 hereof. 4.4 Safe Harbor Matching Contributions. Each Employer shall, for each payroll period, contribute to the Trust Fund such Safe Harbor Matching Contributions as the Company shall determine. The Safe Harbor Matching Contribution shall be made for the purpose of satisfying the safe harbor for nondiscrimination testing under Section 401(k)(12) of the Code. The amount of the Safe Harbor Matching Contribution shall be determined in the sole and absolute discretion of the Company, subject to the following requirements: (a) Safe Harbor Matching Contributions shall, in the aggregate, be equal to at least one hundred percent (100%) of each eligible Participant’s Salary Reduction

Contributions, Roth Contributions and, if applicable, Catch-Up Contributions that do not exceed six percent (6%) of that portion of the Participant’s Annual Compensation paid during such payroll period, provided that notwithstanding the foregoing, no Safe Harbor Matching Contribution shall be made with respect to Salary Reduction Contributions or Roth Contributions attributable to bonuses; (b) The rate of Safe Harbor Matching Contributions shall not increase as the rate of Salary Reduction Contributions, Roth Contributions and Catch-Up Contributions increases; and (c) For any rate of Salary Reduction Contributions, Roth Contributions or Catch-Up Contributions, the rate of Safe Harbor Matching Contributions that would apply with respect to any Highly Compensated Employee shall not be greater than the rate of Safe Harbor Matching Contributions that would apply with respect to any Non- Highly Compensated Employee who has the same rate of Salary Reduction Contributions, Roth Contributions and Catch-Up Contributions. Safe Harbor Matching Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Safe Harbor Matching Contributions shall be added to and become part of the Trust Fund as soon as practicable after deduction of the applicable Salary Reduction Contributions, Roth Contributions and, if applicable, Catch-Up Contributions from a Participant’s paycheck and shall be credited to the Company Matching Contribution Account of each eligible Participant who has elected to have Salary Reduction Contributions, Roth Contributions and, if applicable, Catch-Up Contributions made to the Trust Fund on his behalf during the applicable period, as provided in Section 6.2 hereof.” 4.5 Company Matching Contributions. Each Employer shall, for each payroll period, contribute to the Trust Fund a Company Matching Contribution equal, in the aggregate, to at least one hundred percent (100%) of each eligible Participant’s Salary Reduction Contributions and, if applicable, Catch-Up Contributions that do not exceed six percent (6%) of that portion of the Participant’s Annual Compensation paid during such payroll period. Notwithstanding the foregoing, no Company Matching Contribution shall be made with respect to Salary Reduction Contributions attributable to bonuses or unscheduled overtime. Company Matching Contributions shall be added to and become part of the Trust Fund as soon as practicable after deduction of the applicable Salary Reduction Contributions and, if applicable, Catch-Up Contributions from a Participant’s paycheck and shall be credited to the Company Matching Contribution Account of each eligible Participant who has elected to have Salary Reduction Contributions and, if applicable, Catch-Up Contributions made to the Trust Fund on his behalf during the applicable period, as provided in Section 6.3 hereof. 4.5A Discretionary True-Up Matching Contributions. Each Employer shall contribute to the Trust Fund such Discretionary True-Up Matching Contributions, if any, as the Company shall determine. The amount of the Discretionary True-Up Matching Contribution for each Participant shall be equal to the difference between the amount of the Safe Harbor Company Matching Contributions and Company Matching Contributions that would have been allocated to the Participant’s Company Matching Contribution Account taking into account the Participant’s Salary Reduction Contributions for the applicable Plan Year reduced by the aggregate Safe Harbor Company Matching Contributions and Company Matching Contributions allocated on behalf of such Participant during the Plan Year. Discretionary True-Up Matching Contributions shall be allocated for tax purposes as of the last day of the applicable Plan Year to the Company Matching Contribution Account of each such Participant. Discretionary True-Up Matching Contributions

shall be added to and become a part of the Trust Fund no later than the due date (including extensions) of the Company’s income tax return for the taxable year with respect to which the Discretionary True-Up Matching Contributions are made. 4.6 Nonelective Contributions. There shall be no nonelective contributions made under the Plan. 4.7 Qualified Nonelective Contributions. Each Employer shall, for each Plan Year, contribute to the Trust Fund such Qualified Nonelective Contributions, if any, as determined by the Company, in its sole and absolute discretion. Qualified Nonelective Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Qualified Nonelective Contributions shall be added to and become a part of the Trust Fund no later than the due date (including extensions) of the Company’s income tax return for the taxable year with respect to which the Qualified Nonelective Contributions are made, and shall be credited to the Salary Reduction Contribution Account of each eligible Participant, as provided in Section 6.5 hereof. 4.8 Reduction of Excess Deferrals. If a Participant’s Salary Reduction Contributions and Roth Contributions hereunder should, when aggregated, exceed the applicable dollar amount as set forth in Section 402(g) of the Code ($17,500 for the Participant’s taxable year beginning in 2014, adjusted for taxable years of the Participant beginning after December 31, 2014 for increases in the cost of living, as set forth in Section 402(g)(4) of the Code), the excess (with earnings thereon, including allocable gain or loss for the period after the close of the taxable year and prior to the distribution) shall be distributed to the Participant. Any distribution under this Section 4.8 shall be made to the Participant no later than the April 15th immediately following the close of the Participant’s taxable year with respect to which such excess deferrals were made. If the Participant also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess deferral arises under Section 402(g) of the Code with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant’s taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon, including allocable gain or loss for the period after the close of the taxable year and prior to the distribution) shall be distributed to the Participant in accordance with this Section 4.8. For purposes of this Section 4.8, a Participant’s excess deferrals shall be comprised, first, of Salary Reduction Contributions and, then, of Roth Contributions made with respect to the applicable Plan Year. In the event there is a loss allocable to an excess deferral, any distribution to a Participant under this Section 4.8 shall be no greater than the lesser of: (i) the value of the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) and the Participant’s Roth Contribution Account or (ii) the Participant’s excess deferrals for the taxable year. 4.9 Deferral Percentage Test. The Company has elected to apply the rules of Section 410(b)(4) of the Code to treat the Plan as two separate plans for purposes of Section 410(b) of the Code, and to apply the safe harbor requirements of Section 401(k)(12) of the Code to the group of Participants who have satisfied the minimum age and service requirements of Section 410(a)(1)(A) of the Code and to have the requirements of this Section 4.9 apply to the group of Participants who have not satisfied the minimum age and service requirements of Section

410(a)(1)(A) of the Code. Accordingly, this Section 4.9 shall apply only with respect to Salary Reduction Contributions made during any Plan Year by a Participant with respect to whom a Safe Harbor Matching Contribution has not been made. (a) Determination of Deferral Percentages. As soon as administratively feasible after the end of each Plan Year, the Committee shall determine: (i) Deferral Percentage. The ‘deferral percentage’ for each Participant who is then eligible for Salary Reduction Contributions, which shall be the ratio of the amount of such Participant’s Salary Reduction Contributions and Roth Contributions for such Plan Year to the Participant’s compensation for such Plan Year. For purposes of this Section 4.9, the term ‘compensation’ shall have the same meaning as compensation under Section 2.1(bb) hereof. (ii) Highly Compensated Deferral Percentage. The ‘highly compensated deferral percentage’ shall be the average of the ‘deferral percentages’ for all Participants then eligible for Salary Reduction Contributions who are Highly Compensated Employees. (iii) Nonhighly Compensated Deferral Percentage. The ‘nonhighly compensated deferral percentage’ shall be the average of the ‘deferral percentages’ for all Participants then eligible for Salary Reduction Contributions who were not included in the ‘highly compensated deferral percentage’ described in paragraph (ii) above. If a Participant who is a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Participant’s deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the deferral percentage test.For purposes of implementing the deferral percentage test, Catch-Up Contributions made under Section 4.2 hereof shall be disregarded. (b) Limitation on Highly Compensated Deferral Percentage. In no event shall the ‘highly compensated deferral percentage’ exceed the greater of: (1) a deferral percentage equal to one and one-fourth (P/4) times the ‘nonhighly compensated deferral percentage’ or (2) a deferral percentage equal to two (2) times the ‘nonhighly compensated deferral percentage,’ but not more than two (2) percentage points greater than the ‘nonhighly compensated deferral percentage.’ (c) Application of Qualified Nonelective Contributions. If the deferral percentage test would be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)-2(a)(6) of the Treasury Regulations, the ‘deferral percentage,’ as defined in (a)(i) above, shall instead be the ratio of the sum of the Participant’s Salary Reduction Contributions and Roth Contributions,

plus Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions and Discretionary True- Up Matching Contributions for such Plan Year to the Participant’s compensation for such Plan Year, as defined in subparagraph (a)(i) hereof. Any Company Matching Contributions and Discretionary True-Up Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.10 hereof. (d) Distribution of Excess Contributions. If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions and Discretionary True-Up Matching Contributions, if any, as provided in accordance with subsection (c) above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution and Roth Contribution included in the ‘highly compensated deferral percentage’ for a Participant whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution or, if applicable, Roth Contribution, to the extent revoked, shall constitute an ‘excess contribution’ to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made. Excess contributions are allocated to the Participants who are Highly Compensated Employees with the largest amounts of Salary Reduction Contributions and Roth Contributions taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Participant who is a Highly Compensated Employee with the largest amount of such Salary Reduction Contributions and Roth Contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the ‘largest’ amount is determined after distribution of any amounts distributed pursuant to Section 4.8 hereof. A distribution of an excess contribution shall include the allocable gain or loss (‘income’) for the Plan Year in which the excess contribution arose, but shall not include the allocable income for the period following the Plan Year in which the excess contribution arose and ending on the date of distribution (the ‘gap period’). In the event there is a loss allocable to an excess contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of: (a) the value of the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) and Roth Contribution Account or (b) the Participant’s excess contribution for the Plan Year. If an excess contribution is distributed to a Participant in accordance with the foregoing, any Company Matching Contribution and Discretionary True-Up Matching Contribution relating to such excess contribution shall be forfeited and then applied as described in Section 6.6 hereof and shall not be taken into account in determining the Participant’s contribution percentage under Section 4.10 hereof. For purposes of this subsection (d), the excess contribution shall be comprised, first, of Salary Reduction Contributions and, then, of Roth Contributions made with respect to the applicable Plan Year.” 4.10 Contribution Percentage Test. This Section 4.10 shall apply for any Plan Year in which Company Matching Contributions, Safe Harbor Contributions, Discretionary True-Up Contributions and Employee Contributions are made on behalf of any Participant.

(a) Determination of Contribution Percentages. As soon as administratively feasible after each Plan Year, the Committee shall determine: (i) Contribution Percentage. The “contribution percentage” for each Participant who is then eligible to receive Company Matching Contributions, Safe Harbor Matching Contributions or Discretionary True-Up Matching Contributions, or to make Employee Contributions, which shall be the ratio of the amount of such Participant’s Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions and Employee Contributions for such Plan Year to the Participant’s compensation for such Plan Year. For purposes of this Section 4.10, the term “compensation” shall have the same meaning as compensation under Section 2.1(bb) hereof.” (ii) Highly Compensated Contribution Percentage. The “highly compensated contribution percentage” shall be the average of the “contribution percentages” for all Participants then eligible to receive Company Matching Contributions, Safe Harbor Matching Contributions or Discretionary True-Up Matching Contributions, or to make Employee Contributions, who are Highly Compensated Employees. (iii) Nonhighly Compensated Contribution Percentage. The “nonhighly compensated contribution percentage” shall be the average of the “contribution percentages” for all Participants then eligible to receive Company Matching Contributions, Safe Harbor Matching Contributions or Discretionary True-Up Matching Contributions, or to make Employee Contributions, who were not included in the “highly compensated contribution percentage” described in paragraph (ii) above. If a Participant who is a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the contribution percentage test, then such Participant’s contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the contribution percentage test. If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.10, either elect to (A) exclude from consideration all eligible Participants (other than Participants who are Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the contribution percentage test separately for the group of Participants who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Participants who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code. (b) Limitation on Highly Compensated Contribution Percentage. In no event shall the “highly compensated contribution percentage” exceed the greater of: (1) a contribution percentage equal to one and one-fourth (11/4) times the “nonhighly compensated contribution percentage” or (2) a contribution percentage equal to two (2) times the “nonhighly compensated contribution percentage,” but not more than two (2) percentage points greater than the “nonhighly compensated contribution percentage.” (c) Application of Qualified Nonelective Contributions. If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(m)-2(a)(6) of the Treasury Regulations, the ‘contribution percentage,’ as defined in (a)(i) above, shall instead be the ratio of the sum of the Participant’s Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Contributions, Employee Contributions and, to the extent necessary to satisfy the contribution percentage test, Salary Reduction Contributions, Roth Contributions and Qualified Nonelective Contributions, if any, for such Plan Year to the Participant’s compensation for such Plan Year, as defined in subparagraph (a)(i) hereof. Any Salary Reduction Contributions, Roth Contributions or Qualified Nonelective Contributions so utilized to satisfy the contribution percentage test shall be excluded from consideration for purposes of the deferral percentage test described in Section 4.9. (d) Distribution of Excess Aggregate Contributions. If, after consideration of applicable Salary Reduction Contributions, Roth Contributions and Qualified Nonelective Contributions, in accordance with subsection (c) above, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Employee Contribution and, then, every Discretionary True-Up Matching Contribution and, then every Safe Harbor Matching Contribution and Company Matching Contribution, to the extent vested, included in the “highly compensated contribution percentage” for a Participant whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an “excess aggregate contribution” to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made. Excess aggregate contributions are allocated to the Participants who are Highly Compensated Employees with the largest amounts of Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions and Employee Contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with such Participant with the largest amount of such contributions and continuing in descending order until all excess aggregate contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after first determining distributions of amounts pursuant to Section 4.8 hereof, and then determining excess contributions under Section 4.9. A distribution of an excess aggregate contribution shall include the sum of the allocable gain or loss (“income”) for the Plan Year in which the excess aggregate contribution arose, but shall not include the allocable income for the period following the Plan Year in which the excess aggregate contribution arose and ending on the date of distribution (the “gap period”). In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of: (a) the value of the Participant’s Company Matching Contribution Account and Employee Contribution Account or (b) the Participant’s excess aggregate contribution for the Plan Year. If an excess aggregate contribution is to be distributed to a Participant who does not have a vested interest in his Company Matching Contribution Account, then the Company Matching Contribution and Discretionary True-Up Matching Contribution relating to such excess aggregate contribution shall instead be forfeited and then applied as described in Section 6.6 hereof. 4.11 Rollover Contributions. Any Participant who is entitled to receive an ‘eligible rollover distribution’ may, in accordance with procedures approved by the Committee, elect to transfer directly to the Trustee, as a trustee-to-trustee transfer (a ‘direct rollover’), an amount, in cash, equal to all or a portion of such distribution. Any Participant who has had distributed to him an amount that qualifies as an ‘eligible rollover distribution’ may, in accordance with procedures approved by the Committee, contribute an amount (a ‘participant rollover’), in cash, to the Trust Fund equal to all or any portion of such distribution, provided the contribution occurs on or before the 60th day following his receipt of such distribution (or, if such distribution has previously been deposited in an individual retirement account (as defined in Section 408 of the Code), the contribution occurs on or before the 60th day following his receipt of such distribution from the individual retirement account) or such later date as the Internal Revenue Service may specify, following a waiver by the Internal Revenue Service of the 60-day period applicable to such contribution. For purposes of this Section 4.11, an ‘eligible rollover distribution’ shall have the meaning ascribed to it under Section 12.6 but shall not include a Roth IRA described in Section 408A of the Code and shall not include amounts distributed from an arrangement described in clauses (a) or (b) of Section 12.6 unless the distribution consists solely of assets attributable to an arrangement described in clauses (c), (d), (e) or (f) of Section 12.6 and earnings thereon. Direct rollover contributions and Participant rollover contributions shall consist of cash only. The Committee shall develop such procedures, and may require such information from a Participant desiring to make such a contribution or direct transfer, as it deems necessary or desirable to determine that the proposed contribution or transfer will meet the requirements of this Section. Upon approval by the Committee, the amount contributed or transferred shall be deposited in the Trust and shall be credited, as of the Valuation Date coincident with or next following such contribution or transfer, to a Rollover Contribution Account for the Participant. An Employee in an eligible class to participate in the Plan, whether or not he has satisfied the eligibility conditions of the Plan, as set forth in Section 3.1 hereof, may make a Rollover Contribution to the Trust Fund to the same extent and in the same manner as a Participant. If such Employee makes a Rollover Contribution to the Trust Fund prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee shall treat the Employee as a Participant for all purposes of the Plan except for purposes of making contributions under the Plan and sharing in allocations of contributions, until he actually becomes a Participant. Each Rollover Contribution Account shall be 100% vested and nonforfeitable at all times, and shall share in asset adjustments pursuant to Section 5.2 herein, but shall not share in allocations of contributions. Upon termination of employment, the total amount of a Participant’s Rollover Contribution Account shall be distributed in accordance with Article XII hereof. 4.12 Roth Contributions. Each Participant may designate all or any portion of the Salary Reduction Contributions contributed on his behalf to the Trust Fund as having been made on an after-tax basis, provided that the Participant’s Roth Contributions, when aggregated with the Participant’s Salary Deferral Contributions not so designated, if any, do not exceed the applicable dollar amount for such Plan Year, as provided in Section 402(g) of the Code ($17,000 for the Participant’s taxable year beginning in 2014, as adjusted for taxable years of the Participant beginning after December 31, 2014 for increases in the cost of living, as provided in Section 402(g)(4) of the Code). Roth Contributions shall be made pursuant to a salary reduction election in accordance with Section 5.3 hereof Roth Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Roth Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Roth Contribution Account of the Participant, as provided in Section 6.1 hereof. 4.13 Profit Sharing Contribution. Each Employer shall, for each of its taxable years, contribute to the Trust Fund such Profit Sharing Contributions, if any, as the Company shall determine by resolution of its board of directors, or its authorized delegate. The amount of Profit Sharing Contributions, if any, shall be determined in the sole and absolute discretion of the board of directors of the Company, or its authorized delegate. All Profit Sharing Contributions made by an Employer shall be paid to the Trust Fund no later than the due date (including extensions) of the Company’s income tax return for the taxable year with respect to which such Profit Sharing Contributions are made, and shall be allocated for tax purposes as of the last day of each Plan Year to the Individual Accounts of the eligible Participants, as provided in Section 6.8. ARTICLE V ADJUSTMENT OF INDIVIDUAL ACCOUNTS 5.1 Individual Accounts. The Committee shall maintain an Individual Account for each Participant, former Participant and Beneficiary showing the monetary value of such individual’s interest in the Trust Fund. Each Individual Account shall be composed of a Salary Reduction Contribution Account, to which Salary Reduction Contributions and Catch-Up Contributions, if any, shall be credited, together with Qualified Nonelective Contributions, Company Matching Contributions and Discretionary True-Up Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.9 and 4.10 hereof; a Roth Contribution Account, to which Roth Contributions, if any, shall be credited; a Company Matching Contribution Account, to which Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions, if any, shall be credited; an Employee Contribution Account, to which Employee Contributions, if any, shall be credited; and, effective January 1, 2013, a Profit Sharing Contribution Account, to which Profit Sharing Contributions, if any, shall be credited. If an individual has elected to make a Rollover Contribution, then his Individual Account shall include a Rollover Contribution Account. An individual on whose behalf contributions were previously made under the Tesoro Petroleum Corporation Employee Stock Ownership Plan shall include an ESOP Transfer Account. The Individual Account of each SARC Participant, SARC Union Participant and LAR Participant will also include a Nonelective Contribution Account. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.

5.2 Method of Adjustment. The Committee, or the Trustee or Investment Manager, as directed by the Committee, shall value the assets of the Trust Fund on each Valuation Date. As of each Valuation Date, before any restoration of accounts as required pursuant to Section 12.3 and before taking into account the contributions of the Employer since the last preceding Valuation Date, the Committee shall adjust all Individual Accounts as follows: The Committee shall determine the fair market value of each investment in the Trust Fund, including the effect of expenses of administration and other charges against such fund since the last Valuation Date. The Committee shall then determine the proportion of such fair market value to be credited to each Individual Account by multiplying such fair market value by a fraction, the numerator of which is the value of the Individual Account and the denominator of which is the aggregate value of all Individual Accounts participating in the investment as shown on its records as of the prior Valuation Date. The Individual Account balances of Participants and former Participants shall be reduced by any amounts paid to them (including loans) from the investment since the last Valuation Date. The Committee shall then determine the total expenses of administration and other charges against the Trust Fund (other than expenses and charges taken into account in (a) above) since the last Valuation Date. The Committee shall then determine the proportion of such expenses and charges to be charged against each Individual Account by multiplying the total expenses and charges by a fraction, the numerator of which is the value of the Individual Account and the denominator of which is the aggregate value of all Individual Accounts participating in the Plan as shown on its records as of the prior Valuation Date. The Individual Account balances of Participants and former Participants shall be reduced by any amounts paid to them (including loans) from the investment since the last Valuation Date. The Committee shall then adjust the value of each such Individual Account participating in the Plan by crediting such Individual Account with the difference between (a) and (b) if (a) is larger or charging it with the difference between (a) and (b) if (b) is the larger. Finally, to the extent applicable, the Committee shall then adjust the value of each Individual Account participating in the Plan by charging the Individual Account with the effect of direct charges incurred by the Participant since the last Valuation Date. Following adjustment of the Individual Accounts as described above, the Committee shall credit contributions made on behalf of a Participant or former Participant since the prior Valuation Date to the Individual Account of the Participant or former Participant. 5.3 Salary Reduction Elections. Each Participant who desires to make Salary Reduction Contributions, Roth Contributions or Catch-Up Contributions shall indicate such intent by making a salary reduction election, which shall be effective as soon as administratively practicable following receipt by the Committee. Such elections shall remain in effect until modified or amended. The Participant’s designation to treat Salary Reduction Contributions as Roth Contributions is irrevocable at the time of the designation and will apply to those Salary Reduction Contributions made under such designation during the period such designation remains in effect. The Participant may change a designation to treat Salary Reduction Contributions as Roth Contributions only with respect to future Salary Reduction Contributions. The Committee may, in its sole and absolute discretion, permit each Participant, at the time and in the manner determined by the Committee, to make a special salary reduction election that applies exclusively to Annual Compensation that is attributable to bonuses. Salary reduction elections shall constitute a payroll withholding agreement between the Participant and the Employer, and shall constitute an authorization for the reduction in Annual Compensation described above. The terms of such elections shall evidence the Participant’s intent to have his Employer withhold from his compensation each payroll period or, as applicable, from any bonus, any whole percentage of his Annual Compensation, subject to the applicable limitations of Article IV. In furtherance of such elections, the Employer will make a contribution to the Trust Fund on behalf of the Participant for each payroll period in an amount equal to the total amount by which the Participant’s Annual Compensation from the Employer was reduced during such payroll period or, as applicable, from any bonus, pursuant to the salary reduction election. Notwithstanding the above, salary reduction elections shall be governed by the following general guidelines: A salary reduction election, and any changes to such election, shall be made in the manner determined by the Committee and shall apply to the Participant’s Annual Compensation earned while such election is in effect. Upon termination of employment, such election will become void. A Participant may revoke his salary reduction election at any time upon advance notice to the Committee, within the time period established by the Committee, and thus discontinue all future withholding thereafter. Following such a revocation, a Participant may elect to resume withholding effective upon timely receipt by the Committee of such notice. A resumption of withholding following the revocation of a salary reduction election may be made only upon advance notice to the Committee, within the time period established by the Committee, and in the manner prescribed by the Committee. A Participant may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon advance notice to the Committee, within the time period established by the Committee, and in the manner prescribed by the Committee, such increase or decrease to be effective as soon as administratively practicable following timely receipt by the Committee of such notice. An Employer may unilaterally reduce or revoke a salary reduction election of any Participant, at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant’s Annual Additions, as defined in subsection 6.7(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1, 4.2 and 4.3 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Participant. Furthermore, the salary reduction election of a Participant who is a Highly Compensated Employee shall be automatically revoked, but only to the extent applicable to Employee Contributions, upon such Participant’s eligibility to participate in the Deferred Compensation Plan.

ARTICLE VI ALLOCATIONS 6.1 Salary Reduction Contributions. Roth Contributions. Catch-Up Contributions. Employee Contributions and Rollover Contributions. Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, and Employee Contributions shall be credited to the Individual Accounts of Participants and former Participants, as soon as practicable after deduction from the Participant’s compensation, in accordance with each Participant’s or former Participant’s salary reduction election. Rollover Contributions shall be credited to the Individual Accounts of Participants and Employees as provided in Section 4.11 hereof. 6.2 Safe Harbor Matching Contributions. As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate the Safe Harbor Matching Contribution for the payroll period ending with said Allocation Date to the Individual Accounts of all Participants and former Participants who have satisfied the minimum age and service requirements prescribed under Code Section 410(a)(1)(A) and who have made Salary Reduction Contributions, Roth Contributions or Catch-Up Contributions during such payroll period. 6.3 Company Matching Contributions. As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate the Company Matching Contribution for the payroll period ending with said Allocation Date to the Individual Accounts of all Participants and former Participants who have not satisfied the minimum age and service requirements prescribed under Code Section 410(a)(1)(A) and who have made Salary Reduction Contributions, Roth Contributions or Catch-Up Contributions during such payroll period. 6.3 A Discretionary True-Up Matching Contributions. As of the last day of each Plan Year, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate the Discretionary True-Up Matching Contribution, if any, for the Plan Year to the Individual Accounts of each Participant and former Participant for whom the aggregate Safe Harbor Matching Contributions and Company Matching Contributions allocated in accordance with Sections 6.2 and 6.3, respectively, were less than the Safe Harbor Matching Contribution and Company Matching Contribution that would have been allocated taking into account such Participant’s or former Participant’s Salary Reduction Contributions, Roth Contributions and Catch-Up Contributions for the applicable Plan Year. 6.4 Nonelective Contributions. As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate the Nonelective Contribution of the Employer for the payroll period ending with said Allocation Date to the Individual Accounts of each Participant and former Participant who is or was a SARC Participant, SARC Union Participant or LAR Participant. 6.5 Qualified Nonelective Contributions. As of the last day of the Plan Year, but after any adjustment of Individual Accounts, as provided in Section 5.2, and other applicable provisions herein, the Committee shall, to the extent applicable, allocate Qualified Nonelective Contributions, if any, for such Plan Year to the Individual Accounts of Participants and former Participants who are determined by the Company, in its sole and absolute discretion, as eligible to receive such contribution. The amount of the Qualified Nonelective Contribution, if any, allocated under this Section 6.5 shall be the same percentage of each such eligible Participant’s and former Participant’s Annual Compensation for the Plan Year as is specified by the Company, in its sole and absolute discretion, provided such contribution satisfies the requirements under Treasury Regulations §1.401(k)-2(a)(6) or §1.401(m)-2(a)(6), as applicable. 6.6 Forfeitures. If a Participant or former Participant forfeits a portion of his Individual Account as provided in Sections 4.10, 10.3 or 16.8 hereof, then said forfeited amount shall be used first to restore the Individual Accounts of rehired Participants, as required under Section 12.3 hereof. The remaining forfeitures, if any, shall be used to reduce future employer contributions or to pay reasonable administrative expenses, as determined by the Committee, in its sole and absolute discretion. 6.7 Maximum Annual Addition to Account. (a) Excess Allocations. If an Employer maintains, or has ever maintained, this Plan and one or more other qualified defined contribution plans, the Annual Additions (as defined in subsection (b) below) allocated under this Plan to any Participant’s Individual Account shall be limited in accordance with the allocation provisions of this Section 6.7(a). The amount of the Annual Additions that may be allocated under this Plan to any Participant’s Individual Account as of any Allocation Date shall not exceed the Maximum Permissible Amount, based upon Compensation during the Limitation Year up to such Allocation Date reduced by the sum of any allocations of Annual Additions made to the Participant’s Individual Account under this Plan and any other such plans maintained by the Employer as of any preceding allocation date within the Limitation Year. If the Allocation Date coincides with an allocation date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such Allocation Date shall be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Section 6.7(a), during the Limitation Year and the denominator of which is the amount that would otherwise be allocated as of such Allocation Date under all plans of the Employer without regard to this Section 6.7(a). If as a result of the first three paragraphs of this subsection 6.7(a) the allocation of Annual Additions under this Plan is to be reduced, such reduction shall be made as follows: (i) To the extent that the excess Annual Additions of such Participant do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by Catch-Up Contributions previously made and Salary Reduction Contributions previously treated as Catch-Up Contributions for the taxable year in which the Plan Year ends, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3) of the Code), the amount of the excess Annual Additions of such Participant shall be recharacterized as Catch-Up Contributions, if such Participant is otherwise eligible to make Catch-Up

Contributions under Section 4.2 during the taxable year in which the excess Annual Addition arises. (ii) In accordance with the Employee Plan Compliance Resolution System, or other applicable guidance published in the Internal Revenue Bulletin, as may be amended from time to time, the excess Annual Addition, including earnings attributable thereto, shall be paid to the Participant or former Participant as soon as administratively feasible. (iii) In accordance with the Employee Plan Compliance Resolution System, or other applicable guidance published in the Internal Revenue Bulletin, as may be amended from time to time, if an excess Annual Addition still exists after applying subparagraph (i) and (ii), the excess amount, and earnings attributable thereto, shall be allocated to a suspense account as of such Allocation Date and be utilized as described in (iv) below. (iv) All amounts credited to a suspense account shall be held until the next succeeding Valuation Date or Dates on which Employer contributions, if any, may be allocated under the provisions of the Plan, at which time such excess amount shall be used to reduce such Employer contributions, if any. In the event of termination of the Plan, the suspense account shall revert to the Employer. (b) Definitions Applicable to Section 6.7. For purposes of Section 6.7, the following definitions shall apply: (i) Annual Additions. Annual Additions are the sum of the following amounts allocated on behalf of a Participant or former Participant for a Limitation Year: (1) all Employer contributions; (2) Employee Contributions; (3) forfeitures, if any; (4) amounts allocated after March 31, 1984, to an individual medical benefit account, as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

(ii) Compensation. Compensation shall mean “compensation” as defined in Section 415(c)(3) of the Code; provided, however, that Compensation shall: (1) be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the Limitation Year; (2) include amounts paid by the later of (a) 21/2 months after the Participant’s severance from employment or (b) the end of the Limitation Year that includes the date of the Participant’s severance from employment, if such amounts are either (I) regular compensation that would have been paid to the Participant prior to such severance from employment if the Participant had continued in employment or (II) payments for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued and such amounts would have been included in Annual Compensation if they were paid prior to the Participant’s severance from employment; (3) include amounts that are paid to an individual who does not currently perform services for the Employer as a result of a severance from employment by reason of Qualified Military Service, but only to the extent those amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service; and (4) not exceed $230,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. (iii) Employer. Employer shall mean, in addition to an Employer (as defined in Section 2.1(v) hereof, all Participants of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. (iv) Limitation Year. The Limitation Year shall be the twelve (12) consecutive month period ending on the last day of December or any other twelve (12) consecutive month period for all qualified plans of the Employer pursuant to a written resolution the Employer adopts. (v) Maximum Permissible Amount. The Maximum Permissible Amount for a given Limitation Year is equal to the lesser of (i) 100% of Compensation or (ii) $46,000, as adjusted for increases in the cost of living under Section 415(d) of the Code. The limit on Compensation referred to in this subparagraph (v) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the dollar limitation referred to above is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is twelve. 6.8 Profit Sharing Contributions. As of the last day of each Plan Year, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Committee shall allocate the annual Profit Sharing Contribution, if any, for such Plan Year to the Individual Accounts of all Participants and former Participants, except such of those former Participants who terminated employment prior to the last day of the Plan Year; provided, however, that if a former Participant terminates employment during the Plan Year as a result of death or Disability, his Individual Account shall be entitled to an allocation notwithstanding the condition set forth above. The amount of the annual Profit Sharing Contribution, if any, allocated to the Individual Account of each eligible Participant or former Participant shall be in the proportion that his Annual Compensation during the applicable Plan Year bears to the total Annual Compensation of all eligible Participants and former Participants during the applicable Plan Year. ARTICLE VII RETIREMENT 7.1 Normal or Late Retirement. Upon a Participant reaching his Normal Retirement Date for the purposes of this Plan, such Participant’s Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable. If a Participant continues in the employment of an Employer beyond his Normal Retirement Date, he shall continue to participate in the Plan. 7.2 Benefit. Upon Retirement (whether normal or late Retirement in accordance with Section 7.1), a Participant shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of Retirement, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions and Nonelective Contributions, if any, allocated after his date of Retirement, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Upon his Retirement under this Article VII, a Participant shall receive the benefits to which he is entitled at the time and in the manner provided in Article XII hereof. ARTICLE VIII DEATH 8.1 Death of Participant. Upon the death of a Participant while employed by an Employer, such Participant’s Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable. This paragraph shall apply to any former Participant who dies while performing Qualified Military Service, as if the former Participant had resumed employment on the day immediately preceding his death. 8.2 Benefit. Upon the death of a Participant or former Participant, his designated Beneficiary or Beneficiaries shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of death, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions, Nonelective Contributions, if any, and, Profit Sharing Contributions, if any, allocated after his date of death, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Payment shall be made at the time and in the manner provided in Article XII hereof. 8.3 Designation of Beneficiary. Each Participant and former Participant may, from time to time, designate one or more Beneficiaries and alternate Beneficiaries to receive benefits pursuant to this Article in the event of the death of such Participant or former Participant. Such designation shall be made in writing in the manner prescribed by the Committee and shall only be effective when filed with the Committee or its delegate. The last such designation filed with the Committee shall control. If a Participant is married, his spouse shall automatically be his Beneficiary; provided, however, a Beneficiary other than his spouse may be designated if: (a) his spouse consents in writing to such designation, the consent acknowledges the effect of such designation and the designation is witnessed by a member of the Committee or a notary public, or (b) it is established to the satisfaction of the Committee that there is sufficient reason why the consent may not be obtained. Notwithstanding the foregoing, divorce after the filing of a designation or designations that name the spouse as beneficiary shall be deemed to revoke such designation or designations if the written notice of such divorce is received by the Committee, or such other person as is designated by the Committee to receive such written notice, and such written notice is submitted in the manner prescribed by the Committee before payment has been made in accordance with the existing designation or designations on file with the Committee. 8.4 No Beneficiary. If a Participant or former Participant dies without a designated Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the Committee is hereby empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following with priority in the order named herein, which shall include persons legally adopted: (a) his spouse; (b) his children and children of deceased children, per stirpes (by right of representation); (c) his parents; (d) his brothers and sisters, and nephews and nieces who are children of deceased brothers and sisters, per stirpes (by right of representation); and (e) his legal representative properly appointed by the appropriate court upon his death.

Neither the Employer nor the Trustee shall be named as Beneficiary. For the purpose of this Plan, the production of a certified copy of the death certificate of any Participant, former Participant or other person shall be sufficient evidence of death, and the Committee shall be fully protected in relying thereon. In the absence of such proof, the Committee may rely upon such other evidence of death as it deems necessary or advisable. ARTICLE IX DISABILITY 9.1 Disability. In the event of a Participant’s Disability while still employed by an Employer, such Participant’s Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable. This paragraph shall apply to any former Participant who becomes disabled while performing Qualified Military Service, as if the former Participant had resumed employment on the day immediately preceding his date of Disability. 9.2 Benefit. In the event of the Disability of a Participant, he shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding the date of his Disability, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions, Nonelective Contributions, if any, and Profit Sharing Contributions, if any, allocated after the date of his Disability, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Payments shall be made at the time and in the manner provided in Article XII hereof. ARTICLE X TERMINATION OF EMPLOYMENT AND FORFEITURES 10.1 Eligibility and Benefits. If a Participant’s employment with his Employer and all Affiliates shall terminate for any reason other than his Retirement under Article VII, death under Article VIII, or Disability under Article IX, such Participant shall be entitled to the entire amount to the credit of his Salary Reduction Contribution Account, Employee Contribution Account, Rollover Contribution Account, Nonelective Contribution Account and ESOP Transfer Account, if applicable, and to the Safe Harbor Matching Contributions, and amounts attributable thereto, that are credited to such Participant’s Company Matching Contribution Account as of the Valuation Date coincident with or next preceding the date of such termination, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Safe Harbor Matching Contributions and Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Except to the extent provided below, the percentage of the Company Matching Contributions and Discretionary True-Up Matching Contributions, and amounts attributable thereto, that are credited to the Participant’s Company Matching Contribution Account, and the percentage of the Profit Sharing Contributions, and amounts attributable thereto, that are credited to the Participant’s Profit Sharing Contribution Account to which he is entitled shall be determined in accordance with the following schedule:

Percentage Completed Years of Service Payable Less than 1 year 0% 1 year or more 100% Notwithstanding the foregoing schedule, a Participant whose employment is involuntarily terminated as a result of a layoff shall be 100% vested in his Account. The determination of whether the Participant’s employment has been “involuntarily terminated as a result of a layoff’ shall be made by the Company, in its sole and absolute discretion. Furthermore, any Participant who was employed by Tesoro Hawaii, LLC as of September 25, 2013, the date of the sale by the Company of all of its interest in Tesoro Hawaii, LLC, shall be immediately 100% vested in his Account as of such date, notwithstanding the foregoing schedule. 10.2 Time of Payment. The amount to which a Participant shall be entitled under Section 10.1 shall be paid to him at the time and in the manner provided in Article XII hereof. 10.3 Forfeitures. A Participant to whom Section 10.1 is applicable and who is not 100% vested in his Company Matching Contribution Account at the time of his termination of employment shall forfeit the amount credited to his Company Matching Contribution Account and the amount thus forfeited shall remain in the Trust Fund and shall be utilized as provided in Section 6.6 hereof. A Participant to whom this Section 10.3 applies and who receives a cashout distribution in accordance with the provisions of Section 12.3 hereunder shall forfeit the amount credited to his Company Matching Contribution Account in the Plan Year in which the cashout distribution occurs. A Participant to whom this Section 10.3 applies and who has not received a cashout distribution under Section 12.3 shall forfeit the amount credited to his Company Matching Contribution Account in the Plan Year in which he incurs five (5) consecutive Breaks in Service. ARTICLE XI ADMINISTRATION 11.1 Appointment of Committee. The Plan shall be administered by a Committee the members of which shall be appointed by and serve at the pleasure of the Board. All usual and reasonable expenses of the Committee shall be paid by the Trustee out of the principal or income of the Trust, except to the extent paid, in whole or in part by the Company or the Employers. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. If the Board has adopted a charter describing the duties and responsibilities of the Committee, the appointment of members, removal and replacement of members, resignation of members, and such other functions and activities of the Committee as described herein shall be made in accordance with the terms of such charter. 11.2 Authority of Committee. In addition to such powers as may be prescribed in an applicable charter adopted by the Board, the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a) to construe and interpret the Plan in its sole and absolute discretion, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder; (b) to prescribe procedures to be followed by distributees in obtaining benefits; (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon; (d) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan; (e) to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust; (f) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the trustee; (g) to take any action authorized by written directive of the Company; (h) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel; and (i) to take any and all further actions from time to time as the Committee, in its sole and absolute discretion, shall deem necessary for the proper administration of the Plan. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. The Committee shall have full and absolute discretion in the exercise of each and every aspect of its authority under this Plan, including without limitation, all of the rights, powers and authorities specified in this Section 11.2 and, if applicable, in Section 11.3 hereof. 11.3 Responsibilities of the Committee. In addition to such powers as may be prescribed in an applicable charter adopted by the Board, the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following: (a) to file with the Secretary of Labor the annual report and other pertinent documents that may be requested by the Secretary of Labor; (b) to file with the Secretary of Labor such terminal and supplementary reports as may be necessary in the event of the termination of the Plan; (c) to furnish each Participant and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

(d) to furnish, at least quarterly, to each Participant, former Participant and Beneficiary on whose behalf an Individual Account is held hereunder a statement of the balance in such Individual Account, identifying the total account balance and the amount of the vested account balance, together with the value of each investment to which assets of such Individual Account have been allocated, determined as of the most recent Valuation Date, together with such other information as is required by applicable law; (e) to furnish to a Participant a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Code; (f) to maintain all records necessary for verification of information required to be filed with the Secretary of Labor; and (g) to report to the Trustee and Plan recordkeeper all available information regarding the amount of benefits payable to each Participant, the amount of benefits guaranteed, the computations with respect to the allocation of assets, and any other information that the Trustee or Plan recordkeeper may require in order in the event of termination of the Plan. 11.4 Rules and Decisions. The Committee may adopt such rules as it deems necessary or desirable. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The Committee shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations, and appeal of adverse benefit determinations and shall include a description of such claims procedures as part of the summary plan description provided to Participants. The Committee shall, in accordance with such procedures, provide a notice in writing to any person whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures and the time limits applicable to such procedures. The Committee shall adopt rules or procedures to carry out the intent of this Section and to provide a basis for a full and fair review by the Committee of the decision denying the claim and to provide such person with an opportunity to supply any evidence he has to sustain the claim. 11.5 Administrative Procedures. The Company may adopt written guidelines governing the Committee’s transaction of business and actions taken therewith. The Committee may adopt such bylaws as it deems desirable to carry out such guidelines and as may be necessary to administer the Plan. 11.6 Authorization of Benefit Payments. The Committee shall issue directions to the Trustee and/or Plan recordkeeper concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee. 11.7 Payment of Expenses. All expenses incident to the administration or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee’s fees, shall be paid by the Trustee from the Trust Fund, except to the extent such expenses are paid, in whole or in part, by the Company or the Employers. All unpaid expenses shall constitute a first and prior claim and lien against the Trust Fund. 11.8 Indemnification of Members of the Committee. The Company shall, to the extent permitted by law, indemnify the members and former members of the Committee against any liability or loss sustained by them by any act or failure to act in their capacity as members of the Committee. Such indemnification shall include attorney’s fees reasonably incurred by such members or former members of the Committee in defense of any action brought against them by reason of any such act or failure to act. ARTICLE XII DISTRIBUTIONS, WITHDRAWALS AND LOANS 12.1 Method of Payment. As soon as practicable after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX, X, or this Article XII, the Committee shall, subject to Section 12.5 hereof, direct that such benefits be paid to the Participant or his Beneficiary in one of the following ways, or in any combination thereof, as such Participant or Beneficiary shall elect: (a) lump sum, payable in cash or in kind, or partly in cash and partly in kind; provided, however, in no event shall any distribution hereunder be made in the form of an annuity; (b) substantially equal periodic installments (not less frequently than annually) over a period not to exceed the life (or life expectancy) of the Participant, or the joint lives (or joint life expectancy) of the Participant and his designated Beneficiary; or (c) a series of up to 5 partial distributions, with the balance of the Participant’s Individual Account being distributed as part of the 5th distribution. 12.2 Time of Payment. (a) General Distribution Rules. Subject to the provisions of subsection (b) below, after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X, benefits shall commence for such Participant, former Participant or Beneficiary, subject to the requirements herein, as soon as practicable following receipt by the Committee of the individual’s request for distribution; provided, however, and subject to Section 12.9 hereof, in the event that the vested portion of a Participant’s Individual Account does not exceed Five Thousand and No/100 Dollars ($5,000.00), distribution of such Participant’s benefits shall be made in a lump sum as soon as reasonably practicable following the Participant’s termination of employment. In the event that the vested portion of a Participant’s Individual Account exceeds Five Thousand and No/100 Dollars ($5,000.00), no distributions, other than distributions upon the Participant’s death, may commence without the consent of the Participant until the Participant’s Normal Retirement Date and such consent must be obtained in writing within the one hundred eighty (180) day period ending on the date of distribution. The Committee shall notify the Participant of the right to defer any distribution until his Normal Retirement Date. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days prior to the date of distribution. If such Participant has not received a distribution of his entire Individual Account prior to his Normal Retirement Date, distribution shall be made no later than sixty (60) days after the end of the Plan Year in which his Normal Retirement Date occurs. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Sections 415, 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan if the Plan does not then offer an annuity option, the Participant’s Individual Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in Section 414(b) or (c) of the Code. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (i) the Committee clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding the preceding provisions of this Section 12.2(a), unless the Participant (or former Participant) elects otherwise, in writing, no distribution hereunder shall start later than sixty (60) days after the close of the Plan Year in which the last of the following occurs: (i) the Participant (or former Participant) attains age 65, (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Employer and all Affiliates. (b) Required Minimum Distribution Rules. All distributions required under this Section 12.2(b) will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. The requirements of this Section 12.2(b) will take precedence over any inconsistent provisions of the Plan. (i) Time and Manner of Distribution. (1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as defined in subparagraph (v) (5) of this paragraph (b). (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, subject to the provisions of (iv) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. (B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, subject to the provisions of (iv) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. (D) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the provisions of this Section 12.2(b)(i)(2), other than Section 12.2(b)(i)(2)(A), will apply as if the surviving spouse were the Participant. For purposes of this Section 12.2(b)(i)(2) and Section 12.2(b)(iii), unless Section 12.2(b)(i)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 12.2(b)(i)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 12.2(b)(i)(2)(A). (3) Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Section 12.2(b)(ii) and Section 12.2(b)(iii) below. (ii) Required Minimum Distributions During Participant’s Lifetime. (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of: (A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime

Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or (B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year. (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 12.2(b)(ii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. (iii) Required Minimum Distributions After Participant’s Death. (1) Death On or After Date Distributions Begin. (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows: (I) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. (II) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year. (Ill) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated

Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year. (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. (2) Death Before Date Distributions Begin. (A) Participant Survived by Designated Beneficiary. Except as otherwise provided herein, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 12.2(b)(iii)(1). (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 12.2(b)(i)(2)(A), this Section 12.2(b)(iii)(2) will apply as if the surviving spouse were the Participant. (iv) Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Notwithstanding the foregoing, Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 12.2(b)(i)(2) or 12.2(b)(iii)(2) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which a distribution would be required to begin under Section 12.2(b)(i)(2), or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or, if applicable, the surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 12.2(b)(i)(2) and 12.2(b)(iii)(2) and, if applicable, the elections in Section 12.2(b)(i) above. (v) Definitions. (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)- 4, Q&A-1, of the Treasury Regulations. (2) Distribution calendar year—A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 12.2(b)(i). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year. (3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations. (4) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year. (5) Required beginning date. April 1st of the calendar year following the later of: (a) the calendar year in which the Participant attains age 701/2, or (b) the calendar year in which the Participant retires; provided that if a Participant is a Five Percent (5%) Owner (as defined in Section 15.1(g) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Participant attains age 701/2.

(vi) Notwithstanding Section 12.2(b) hereof, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 12.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs (but not Extended 2009 RMDs) will be treated as eligible rollover distributions. 12.3 Cash Out Distribution. If a former Participant who has received a distribution of his benefits hereunder on account of his termination of employment has forfeited the amount credited to his Company Matching Contribution Account, as provided in Section 10.3 hereof, then in the event such former Participant is subsequently rehired by the Employer prior to the date on which he incurs five (5) consecutive Breaks in Service, the rehired Participant’s Company Matching Contribution Account shall be credited with the exact amount that was nonvested at the time of termination, without adjustment for gains or losses. In the event a former Participant who has received a distribution hereunder is not rehired by the Employer prior to incurring five (5) consecutive Breaks in Service, then the amount he forfeited at the time of his termination of employment pursuant to the terms of Section 10.3 herein shall remain forfeited. Such Participant’s prior Years of Service shall be taken into account, however, for purposes of determining his vested interest in contributions following reemployment. 12.4 Minority or Disability Payments. During the minority or disability of any person entitled to receive benefits hereunder, the Committee may, in accordance with procedures adopted by the Committee, direct the Trustee to make payments due such person directly to him or to his spouse or a relative or to any individual or institution having custody of such person. Neither the Committee nor the Trustee shall be required to see to the application of payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties. 12.5 Distributions Under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan, as defined in Section 414(p) of the Code. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only: (1) if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution and (2) if the order specifies such distribution to be in the form of a single, lump-sum payment. The Trustee shall make any payments or distributions required under this Section 12.5 by separate benefit checks or other separate distribution to the alternate payee(s). Nothing in this Section 12.5 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan. The Committee shall establish reasonable procedures, the terms of which are incorporated herein by reference, to determine the qualified status of a domestic relations order and to administer domestic relations orders determined to be qualified. Upon receiving a domestic relations order, the Committee shall promptly notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Committee shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Committee may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfies all the requirements described in Section 414(p) of the Code. 12.6 Direct Rollover of Eligible Rollover Distributions. An individual who is entitled to a benefit hereunder (including a Participant’s surviving spouse or a Participant’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, or a nonspouse Beneficiary), the distribution of which would qualify as an “eligible rollover distribution,” as such term is hereinafter defined, may, in lieu of receiving any distribution pursuant to Section 12.1 hereof, direct the Trustee to transfer all or any portion of his account balance directly to the trustee of one or more “eligible retirement plans,” as such term is hereinafter defined, provided the plan accepts the individual’s eligible rollover distribution. For purposes of this Section 12.6, the term “eligible rollover distribution” is defined as any distribution of all or any portion of the balance to the credit of the distributee, including any portion of the balance that consists of amounts that are not includible in the gross income of the Participant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution described in Section 401(k)(B)(i)(IV). For purposes of this Section 12.6, except to the extent otherwise provided herein, an “eligible retirement plan” shall mean (a) an individual retirement account described in Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (c) a qualified trust described in Section 401(a) of the Code, (d) an annuity plan described in Section 403(a) of the Code, (e) an annuity contract described in Section 403(b) of the Code, (f) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan and (g) a Roth IRA described in Section 408A of the Code. Notwithstanding the preceding sentence, with respect to any portion of a distribution that consists of amounts that would not be includible in the gross income of the Participant, the term “eligible retirement plan” shall refer only to those plans described in clauses (a), (b), (c) and (e) of the preceding sentence that agree to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. Furthermore, with respect to distributions to a non-spouse Beneficiary, the term “eligible retirement plan” shall refer only to a plan described in clauses (a) or (b) above that is established on behalf of the non-Spouse Beneficiary and that is required to be treated as an inherited individual retirement plan pursuant to the provisions of Section 402(c)(11) of the Code. An election of a direct rollover under this Section 12.6 must be made in the manner prescribed by the Committee prior to the date on which the distribution is to occur. If an individual who is so entitled has not elected a direct rollover within the time and in the manner prescribed by the Committee, such distributee shall be deemed to have affirmatively waived a direct rollover. A distributee who wishes to elect a direct rollover shall provide to the Committee, or such other person designated by the Committee, within the time and in the manner prescribed by the Committee, such information as the Committee shall reasonably request regarding the eligible retirement plan to which the payment or payments are to be transferred. The Committee shall be entitled to rely on the information so provided, and shall not be required to independently verify such information. The Committee shall be entitled to delay the transfer of any payment or payments pursuant to this Section 12.6 until it has received all of the information that it has requested in accordance with this Section 12.6. The provisions of this Section 12.6 shall not apply to any distribution in an amount that the Committee reasonably anticipates to total less than $200 during a calendar year. 12.7 Withdrawals. Notwithstanding any other provisions of the Plan, subject to such procedures as may from time to time be adopted by the Committee, a Participant may make the following withdrawals: (a) Financial Hardship. A Participant may, on account of financial hardship, and upon the approval of the Committee, withdraw any portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, and, upon exhaustion of all amounts in such Participant’s Salary Reduction Contribution Account, any portion of his Roth Contribution Account. A Participant who wishes to request a hardship withdrawal shall submit a request in such manner as prescribed by the Committee. A withdrawal is made on account of financial hardship if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The Committee shall adopt nondiscriminatory and objective standards regarding the granting of such requests. The determination of whether a Participant suffers sufficient hardship to justify the granting of his request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Participant’s request and evidence presented by the Participant showing financial hardship. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship, plus any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. Expenses that may warrant approval of a Participant’s request for a hardship withdrawal include:

(i) Expenses for (or necessary to obtain) medical care for the Participant or his or her spouse or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof) that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of Participant’s adjusted gross income); (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof); (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) thereof); or (vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income). A distribution will be treated as necessary to satisfy a financial need if the Committee relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the Committee has actual knowledge to the contrary, that the financial need cannot reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets; (iii) by cessation of Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, if applicable, under the Plan; (iv) by other currently available distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant; or (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.

Upon a Participant’s receipt of a withdrawal for financial hardship, such Participant shall be prohibited from making Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, as applicable, as of the first day of the first payroll period beginning on or after the last day of such six (6) month period by making a new salary reduction election to be effective as of the first day of the first payroll period beginning thereafter, or such later payroll period specified by the Participant. (b) Employee Contributions. A Participant may withdraw all or any part of the value of his Employee Contribution Account at any time by submitting a request in such manner as prescribed by the Committee. (c) Rollover Contributions. A Participant may withdraw all or any part of the value of his Rollover Contribution Account (excluding amounts attributable to Roth Contributions) at any time by submitting a request in such manner as prescribed by the Committee. (d) Pre-2000 Company Matching Contributions. A Participant may withdraw up to one hundred percent (100%) of the value of his Company Matching Contribution Account that is attributable to Company Matching Contributions made to the Plan for periods ending prior to January 1, 2000 by submitting a request in such manner as prescribed by the Committee. (e) Nonelective Contributions. A Participant may withdraw all or any part of the value of his vested Nonelective Contribution Account, if any, at any time by submitting a request in such manner as prescribed by the Committee. (f) Withdrawals Upon Attainment of Age 591/2. A Participant who is still employed, has attained age 591/2 and has completed one (1) Year of Service may elect to withdraw all or any portion of his Individual Account by submitting a request in such manner as prescribed by the Committee. Withdrawals shall be funded from the Participant’s Contribution Accounts in the order specified in the policies and procedures adopted by the Committee. The amount available for any withdrawal permitted under this Section 12.7 shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Committee receives the Participant’s request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Withdrawals shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account, or the portion of his Individual Account from which such withdrawal is funded, as the case may be. *Withdrawals. Notwithstanding any other provisions of the Plan, subject to such procedures as may from time to time be adopted by the Committee, a Participant may make the following withdrawals: (g) Financial Hardship. A Participant may, upon the approval of the Committee, withdraw any portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, on account of financial hardship. A Participant who wishes to request a hardship withdrawal shall submit a request in such manner as prescribed by the Committee. A withdrawal is made on account of financial hardship if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The Committee shall adopt nondiscriminatory and objective standards regarding the granting of such requests. The determination of whether a Participant suffers sufficient hardship to justify the granting of his request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Participant’s request and evidence presented by the Participant showing financial hardship. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship, plus any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. Expenses that may warrant approval of a Participant’s request for a hardship withdrawal include: (i) Expenses for (or necessary to obtain) medical care for the Participant or his or her spouse or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof) that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of Participant’s adjusted gross income); (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof); (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) thereof); or (vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income). A distribution will be treated as necessary to satisfy a financial need if the Committee relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the

Committee has actual knowledge to the contrary, that the financial need cannot reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets; (iii) by cessation of Salary Reduction Contributions, Catch-Up Contributions and Employee Contributions, if applicable, under the Plan; (iv) by other currently available distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant; or (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship. Upon a Participant’s receipt of a withdrawal for financial hardship, such Participant shall be prohibited from making Salary Reduction Contributions, Catch-Up Contributions and Employee Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions, Catch-Up Contributions and Employee Contributions, as applicable, as of the first day of the first payroll period beginning on or after the last day of such six (6) month period by making a new salary reduction election to be effective as of the first day of the first payroll period beginning thereafter, or such later payroll period specified by the Participant. (h) Employee Contributions. A Participant may withdraw all or any part of the value of his Employee Contribution Account at any time by submitting a request in such manner as prescribed by the Committee. (i) Rollover Contributions. A Participant who has withdrawn the balance of his Employee Contribution Account may withdraw all or any part of the value of his Rollover Contribution Account at any time by submitting a request in such manner as prescribed by the Committee. The number of withdrawals made by a Participant from his Rollover Contribution Account shall not exceed one (1) in a six (6) month period. (j) ESOP Transfer Account. A Participant who has withdrawn the balance of his Employee Contribution Account and Rollover Contribution Account may withdraw all or any part of the value of his ESOP Transfer Account at any time by submitting a request in such manner as prescribed by the Committee. The number of withdrawals made by a Participant from his ESOP Transfer Account shall not exceed one (1) in a twelve (12) month period. (k) Pre-2000 Company Matching Contributions. A Participant who has withdrawn the balance of his Employee Contribution Account, Rollover Contribution Account and ESOP Transfer may withdraw up to one hundred percent (100%) of the value of his Company Matching Contribution Account that is attributable to Company

Matching Contributions made to the Plan for periods ending prior to January 1, 2000 by submitting a request in such manner as prescribed by the Committee. The number of withdrawals made by a Participant from his Company Matching Contribution Account shall not exceed one (1) in a twelve (12) month period. (1) Nonelective Contributions. A Participant may withdraw all or any part of the value of his vested Nonelective Contribution Account, if any, at any time by submitting a request in such manner as prescribed by the Committee. The number of withdrawals made by a Participant from his Nonelective Contribution Account shall not exceed one (1) in a twelve (12) month period. (m) Withdrawals Upon Attainment of Age 591/2. A Participant who is still employed, has attained age 591/2 and has completed five (5) Years of Service may elect to withdraw all or any portion of his Individual Account by submitting a request in such manner as prescribed by the Committee. The amount available for any withdrawal permitted under this Section 12.7 shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Committee receives the Participant’s request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Withdrawals shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account, or the portion of his Individual Account from which such withdrawal is funded, as the case may be. 12.8 Loans to Participants. Subject to such rules and regulations as may from time to time be promulgated by the Committee, the Committee, upon application of a Participant (as that term is defined for purposes of this Section 12.8), may, in its sole and absolute discretion, direct the Trustee to make a loan or loans to such Participant from his Accounts, in the order and upon such terms as the Committee shall establish, and subject to the requirements of this Section 12.8. For purposes of this Section 12.8 only, the term “Participant” shall include former Participants and Beneficiaries who are “parties in interest” with respect to the Plan, as that term is defined under Section 3(14) of ERISA. The maximum amount that may be loaned is the lesser of: (i) $50,000.00, reduced by the highest outstanding balance of any prior loans from the Plan to the Participant during the one- year period ending on the day before the date on which such loan is made, or (ii) one-half of the value of the Participant’s vested Individual Account balance as of the Valuation Date next preceding the date on which the Committee receives the Participant’s loan application. In determining the maximum amount allowed hereunder as a loan, all loans to a Participant from all plans of the Employer and any Affiliate are to be aggregated. The minimum amount that may be loaned is One Thousand Dollars ($1,000.00), and no more than two loans may be outstanding at any time, except to the extent otherwise provided in the policies and procedures adopted by the Committee, the terms of which are incorporated herein. Loans shall be granted by the Committee in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest, as determined by the Committee, and shall be adequately secured, with substantially level amortization and payments made not less frequently than quarterly, and shall by its terms require repayment in no later than five (5) years.

All loans shall be repaid pursuant to a payroll deduction procedure established by the Employer unless the Participant is on a Leave of Absence, in which case payment shall be made to the principal office of the Employer by check. All loans to Participants granted under this provision are to be considered a directed investment of such Participant. Loan fees are paid from the Participant’s Individual Account to the extent determined by the Committee pursuant to a nondiscriminatory policy. Loans shall be made pro rata from each investment fund in which the Participant’s Individual Account is invested at the time such loan is made and shall be repaid pro rata to each investment fund with respect to which the Participant has directed the investment of his Individual Account at the time of repayment. Each loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. No distribution shall be made to any Participant or former Participant, or to a Beneficiary or Beneficiaries, or the estate of a Participant unless and until all unpaid loans to the Participant from the Plan, together with interest, have either been offset or paid in full. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code for qualified military service. 12.9 Rollovers of Mandatory Distributions. Notwithstanding any contrary provision of the Plan, if a Participant is entitled to a mandatory distribution of his Individual Account pursuant to Section 12.2(a) hereof, the amount of which is in excess of One Thousand Dollars ($1,000.00), and such Participant does not elect, within the time period specified by the Committee, to have such distribution paid directly to an eligible retirement plan specified by the Participant in the form of a direct rollover, in accordance with Section 12.6 hereof, or to receive such distribution directly, then such distribution will be paid in the form of a direct rollover to an individual retirement plan designated by the Committee. 12.10 Distributions While on Military Leave. For purposes of Section 10.1 hereof and this Article XII, a Participant shall be treated as having severed from employment during any period the Participant is performing service in the uniformed services described in Section 3401(h)(2)(A) of the Code, regardless of whether such Participant is receiving differential wage payments (as defined under Section 414(u)(12)(D) of the Code) from an Employer. A Participant who is deemed to have severed employment under this Section 12.10 and who elects to receive a distribution from the Plan is prohibited from making Salary Reduction Contributions, Roth Contributions and Catch-up Contributions during the six-month period beginning on the date of the distribution. ARTICLE XIII TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS 13.1 Appointment of Trustee. A Trustee (or Trustees) shall be appointed by the Company to administer the investment of the Trust Fund. The Trustee shall serve at the pleasure of the Company and shall have such rights, powers and duties as are provided to a Trustee under ERISA for the investment of assets and for the administration of the Trust Fund. 13.2 Appointment of Investment Manager. An Investment Manager (or Investment Managers) may be appointed by the Committee to manage (including the power to acquire and dispose of) any part or all of the assets of the Trust Fund. The Investment Manager shall serve at the pleasure of the Committee, and shall have the rights, powers and duties provided to a Named

Fiduciary under ERISA for the investment of the assets assigned to it. (The Investment Manager may be referred to from time to time hereafter as “he,” “they,” or “it,” or may be referred to in the singular or plural, but all such references shall be to the then acting Investment Manager or Investment Managers serving hereunder.) 13.3 Responsibility of Trustee and Investment Manager. All contributions under this Plan shall be paid to and held by the Trustee. The Trustee shall, except with respect to the management of those assets specifically delegated to an Investment Manager in accordance with Section 13.2 hereof, have responsibility for the investment and reinvestment of the Trust Fund in accordance with the directions of the Committee or, if applicable, the directions of the Participants, former Participants and Beneficiaries in accordance with Section 13.5 hereof. The Investment Manager shall have exclusive management and control of the investment and/or reinvestment of the assets of the Trust Fund assigned to it in writing by the Committee. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, as provided in the Plan, and shall be used to pay benefits to such individuals, or to pay expenses of administration of the Plan and Trust Fund, except to the extent paid by the Company or the Employers. This Plan and the related Trust is intended to allocate to each fiduciary the individual responsibilities of the prudent execution of the functions assigned to each. None of the allocated responsibilities or any other responsibility shall be shared by the fiduciaries or the Trustee unless such sharing shall be provided for by a specific provision in this Plan or related Trust. 13.4 Bonding of Trustee and Investment Manager. Neither the Trustee nor the Investment Manager shall be required to furnish any bond or security for the performance of their powers and duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory. 13.5 Participant Direction of Investment. Each Participant shall have the right, within the guidelines established by the Committee, to direct the Committee to instruct the Trustee to invest all or a portion, if any, of such Participant’s Individual Account in such investments as may be designated by the Committee from time to time. The Committee shall direct the Trustee or, if applicable, the Investment Manager as to the investments in which Participants may invest, which shall include a Company Stock Fund. The Committee may determine to offer as investments any investment fund, program or other vehicle that is suitable as a proper and permissible investment of contributions made to a retirement plan qualified pursuant to Section 401(a) of the Code. The investments shall be made and administered by the Trustee or, if applicable, an Investment Manager. The Committee shall be authorized at any time and from time to time, without amending the Plan, to modify, alter, delete or add to the alternatives available for investment at the direction of a Participant. In the event a modification occurs, the Committee shall notify those Participants whom the Committee, in its sole and absolute discretion, determines are affected by the change, and shall give such Participants such additional time as is determined reasonable by the Committee to designate the manner and percentage in which amounts invested in those alternatives thereby affected shall be invested.

The Committee shall not be obligated to substitute alternatives of similar investment criteria for existing funds, nor shall it be obligated to continue the types of investments presently available to the Participants. Nothing contained herein shall constitute any action by the Committee as a direction of investment of the assets or an attempt to control such direction. (a) Investment of Contributions. Any Participant, on or before entry into the Plan, within the time period established by the Committee, may designate the manner and the applicable percentage in which the Participant desires the Trustee to invest his current contributions, pursuant to the provisions set forth above, which designation shall continue in effect until revoked or modified by the Participant. If such Participant fails to designate the investment of his current contributions on or before his entry into the Plan, or if the Participant wishes to change such designation, the Participant may make such designation, within the time period established by the Committee, to become effective as soon as practicable following such time period as is established by the Committee, and such designation shall continue in effect until revoked by the Participant. In the event the nature of any investment shall, in the opinion of the Committee, change, then the Committee shall notify those Participants who the Committee, in its sole and absolute discretion, determines are affected by the change, who shall then have a reasonable period of time, as determined by the Committee, to designate the manner and the applicable percentages in which amounts so invested and affected by the change shall be invested. Any amounts with respect to which the Trustee fails to receive a proper investment direction from any Participant shall be invested, as directed by the Committee to the Trustee in writing, in a qualified default investment alternative, as defined in Department of Labor regulations §2550.404c-5 and such other guidance as may be promulgated by the Department of Labor, and with respect to which the other conditions set forth in Department of Labor regulations §2550.404c-5 are met, including, but not limited to, the delivery to the Participant of any material provided to the Plan that relates to the Participant’s investment therein. All investment designations under this paragraph (a) shall be made in the manner prescribed by the Committee. The Committee shall maintain records in the name of each Participant within his Individual Account to reflect such Participant’s accrued benefit attributable to his directed investment in each investment fund. (b) Conversion of Investments. Each Participant or former Participant shall have the right, within the time period or periods established by the Committee, and subject to any restrictions on transfer imposed under particular investments, to convert, within the guidelines established by the Committee, up to one hundred percent (100%) of the amount in his Individual Account which he has previously directed in an investment fund hereunder into one or more of the other alternatives designated by the Committee for investment pursuant to this Section 13.5. A direction to convert by any Participant, former Participant or Beneficiary shall be made in the manner prescribed by the Committee within the time period established by the Committee. Any conversion of investments pursuant to this paragraph (b) shall not affect a Participant’s direction of investments with respect to his future contributions pursuant to paragraph (a) hereof. If a Participant’s spouse who is not a Participant in this Plan acquires an interest in a Participant’s or former Participant’s Individual Account pursuant to a qualified domestic relations order, then the Participant’s or former Participant’s spouse may direct the Committee to convert the investment of the interest to which such spouse is thus entitled in the same manner and at the same time as the Participant or former Participant may direct a conversion of investments, as provided above. (c) Miscellaneous. The provisions of this Section 13.5 shall be subject to such administrative rules as may be established by the Committee. The Committee is authorized to establish such additional rules and regulations, from time to time, as it determines are necessary to carry out the provisions of this Section 13.5. For purposes of this Section 13.5, each Participant or former Participant shall be deemed to be effecting a “directed investment” of his Individual Account by exercising control of the investments in such Participant’s or former Participant’s Individual Account, to the extent any investment is selected by the Participant or former Participant, as provided herein. To the extent that the Committee, the Trustee and any Investment Manager follow the directions of a Participant or former Participant with respect to any acts involving an investment fund, then neither the Committee, the Trustee, nor the Investment Manager shall be liable for any loss or damage, or by reason of any breach, that arises from the Participant’s or former Participant’s exercise or non-exercise of his rights under this Section 13.5 over the assets in his Individual Account, as provided in Section 404(c) of ERISA. ARTICLE XIV AMENDMENT AND TERMINATION OF PLAN 14.1 Amendment sof Plan. The Company may, without the assent of any other party, make from time to time any amendment or amendments to this Plan that do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants and Beneficiaries included in the Plan. Any such amendment shall be by a written instrument executed by the Company, and shall become effective as of the date specified in such instrument. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s, former Participant’s or Beneficiary’s accrued benefit. For purposes of the preceding sentence, an amendment that has the effect of decreasing a Participant’s, former Participant’s or Beneficiary’s Individual Account or eliminating an optional form of benefit, with respect to benefits attributable to service prior to such amendment shall be treated as reducing an accrued benefit, except to extent otherwise provided under applicable Treasury regulations. If any amendment changes the vested percentage of a Participant’s, former Participant’s or Beneficiary’s Individual Account, then the Participant’s, former Participant’s or Beneficiary’s nonforfeitable percentage in his Individual Account because of a change to the vesting schedule shall not be less than his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment. Furthermore, if any amendment changes the vesting schedules set forth in Sections 10.1, then each Participant having at least three (3) Years of Vesting Service at the time of such change may elect to have the nonforfeitable percentage of his Individual Account computed under the Plan without regard to the amendment. The Participant must file his written election with the Committee within sixty (60) days after receipt of a copy of the amendment. The Committee shall furnish the Participant with a copy of the amendment and with notice of the time within which his election must be returned to the Committee. 14.2 Right to Terminate and Withdraw. An Employer may at any time, by adoption of a resolution of its board of directors, terminate the Plan with respect to all or any part of the Employees employed by said Employer, and may direct and require the Trustee to liquidate the share of the Trust Fund allocable to such Participants or former Participants employed or previously employed by such Employer. If the Plan is not terminated by each and every Employer, the Plan shall continue in effect for Employees of each Employer which does not so terminate the Plan. However, the Company may elect to terminate the Plan with respect to any Employer or with respect to all participating Employers. In the event that an Employer shall cease to exist, the Plan shall be terminated with respect to the Employees of such Employer, unless a successor organization adopts and continues the Plan. A terminating or withdrawing Employer shall give ninety (90) days’ notice in writing of its intention to the Committee, the Trustee and the Company unless a shorter notice period is agreed to by the Committee and Trustee. 14.3 Suspension and Discontinuance of Contributions. In the event an Employer decides it is impossible or inadvisable for it to continue to make contributions to the Plan as provided in Article IV, it shall have the power by appropriate resolution to either: (a) suspend its contributions to the Plan; (b) discontinue its contributions to the Plan; or (c) terminate the Plan. Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan. Such a suspension which has not ripened into a complete discontinuance shall not constitute or require a termination of the Plan or Trust or any vesting of Individual Accounts, other than as prescribed by the provisions of Section 10.1. A complete discontinuance of contributions by an Employer shall not constitute a formal termination of the Plan and shall not preclude later contributions, but all Individual Accounts of Participants employed by such Employer not theretofore fully vested shall be and become 100% vested and nonforfeitable in the respective Participants, irrespective of the provisions of Section 10.1. In such event, Employees of such Employer who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to such Employer’s contributions shall accrue to any of such Participants unless such contributions are resumed. After the date of a complete discontinuance of contributions, the Trust shall remain in existence as provided in this Section 14.3, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Committee. 14.4 Liquidation of Trust Fund. Upon termination or partial termination of the Plan by an Employer, the Individual Accounts of all Participants, former Participants and Beneficiaries shall be fully vested and nonforfeitable. Thereupon, the Trustee shall convert the Trust Fund to cash after deducting all charges and expenses. The Committee shall then adjust the balances of all Individual Accounts, as provided in Section 5.2. Thereafter, the Trustee shall distribute the amount to the credit of each affected Participant, former Participant and Beneficiary, in accordance with the provisions of Article XII hereof. 14.5 Consolidation or Merger. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to such Participant if the Plan were terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. The Trust shall not accept a direct transfer of assets from a plan subject to the requirements of Section 417 of the Code. ARTICLE XV TOP-HEAVY RULES 15.1 Definitions. For purposes of applying the provisions of this Article XV: (a) “Key Employee” shall mean, as of any Determination Date, any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date was (i) an officer of an Employer having Compensation from the Employer and any Affiliate greater than $170,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2014), (ii) a Five Percent (5%) Owner of an Employer, or (iii) a One Percent (1%) Owner of an Employer who has Compensation of more than $150,000. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in an Employer; provided that subparagraph (c) of Section 318(a)(2) shall be applied by substituting “5 percent” for “50 percent.” The Committee will make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the regulations under that Code section. The Beneficiary of a Key Employee shall be treated as a Key Employee for purposes of determining whether this Plan is top-heavy. (b) “Non Key Employee” is an Employee who does not meet the definition of Key Employee. (c) “Compensation” shall have the same meaning as “compensation” under Section 2.1(bb) hereof. (d) “Required Aggregation Group” means: (i) Each qualified plan of an Employer or an Affiliate in which at least one (1) Key Employee participates or participated at any time during the Plan Year which includes the Determination Date, or during the preceding four Plan Years (regardless of whether the plan has terminated); and (ii) Any other qualified plan of an Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code. (e) “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by an Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The

Committee shall determine which plans to take into account in determining the Permissive Aggregation Group. (f) “Determination Date” for any Plan Year is the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year. (g) “Five Percent (5%) Owner” is any person who owns more than 5 percent of the outstanding stock of an Employer or stock possessing more than 5 percent of the total combined voting power of all stock of an Employer. (h) “One Percent (1%) Owner” is any person who owns more than 1 percent of the outstanding stock of an Employer or stock possessing more than 1 percent of the total combined voting power of all stock of an Employer. 15.2 Determination of Top Heavy Status. The Plan is top-heavy for a Plan Year with respect to a particular Employer if the top-heavy ratio for that Employer as of the Determination Date exceeds sixty percent (60%). The Plan is super top-heavy for a Plan Year if the top-heavy Ratio as of the Determination Date exceeds ninety percent (90%). The top-heavy ratio is a fraction, the numerator of which is the sum of the present value of the Individual Accounts of all Key Employees as of the Determination Date, the contributions for all Key Employees of such Employer that are due as of the Determination Date, and distributions made to all Key Employees, of such Employer within the one (1) year period immediately preceding the Determination Date, and the denominator of which is a similar sum determined for all Employees of such Employer. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting the phrase “five (5) year period” for the phrase “one (1) year period.” If an Employee has not performed any services for an Employer at any time during the one (1) year period ending on the Determination Date, any amount in the Individual Account of such Employee shall not be taken into account. The Committee shall calculate the top-heavy ratio without regard to any Non-Key Employee who was formerly a Key Employee. The Committee shall calculate the top-heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations under that Code section. If an Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is top-heavy only if it is part of the Required Aggregation Group, and the top- heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). If the Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is super top-heavy only if it is part of the Required Aggregation Group, and the top-heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds ninety percent (90%). The Committee will calculate the top-heavy ratio in the same manner as required by the first paragraph of this Section 15.2, taking into account all plans within the aggregation group. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations under that

Code section. The Committee shall calculate the top-heavy ratio with reference to the Determination Dates that fall within the same calendar year. 15.3 Minimum Employer Contribution. If this Plan is top-heavy with respect to a particular Employer in any Plan Year, such Employer shall make a minimum contribution for each Non-Key Employee who is a Participant and who is employed by the Employer on the last day of such Plan Year. The minimum contribution shall be equal to the lesser of: (a) three percent (3%) of such Non-Key Employee’s Compensation for the Plan Year or (b) the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (other than elective deferrals) and, if applicable, forfeitures allocated to the Participant’s Individual Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Committee shall consider all qualified defined contribution plans maintained by such Employer as a single Plan. If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum contribution, the Employer will increase its contribution for such Non-Key Employee to the extent necessary so his contribution rate for the Plan Year will equal the required minimum contribution. The Committee shall allocate the additional contribution to the Company Matching Contribution Account of the Non-Key Employee for whom the Employer makes the contribution. If the minimum contribution is made for a Non-Key Employee pursuant to another qualified plan maintained by an Employer, then the minimum contribution requirement will be considered satisfied for purposes of this Plan. Company Matching Contributions, Safe Harbor Matching Contributions, Discretionary True-Up Matching Contributions and Qualified Nonelective Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. Any Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions that are made to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. ARTICLE XVI GENERAL PROVISIONS 16.1 No Employment Contract. Nothing contained in this Plan shall be construed as giving any person whomsoever any legal or equitable right against the Committee, the Employers, their stockholders, officers or directors or against the Trustee, except as the same shall be specifically provided for in this Plan. Nor shall anything in this Plan give any Participant or other Employee the right to be retained in the service of an Employer and the employment of all persons by an Employer shall remain subject to termination by such Employer to the same extent as if this Plan had never been executed. Further, notwithstanding any provisions herein to the contrary, any person employed by an Employer shall remain subject to the conditions applicable for eligibility to participate in any other plan, program or arrangement established or maintained by such Employer to the same extent as if this Plan had never been executed. 16.2 Manner of Payment. Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Participant, former Participant or Beneficiary, his administrator, executor or guardian, or an alternate payee pursuant to Section 12.5 herein, as the case may be. A deposit to the credit of a person entitled to payment in any bank or trust corporation selected by such person shall be deemed payment into his hands, and provided further that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee. 16.3 Nonalienation of Benefits. Subject to Section 414(p) of the Code and Section 12.5 herein relating to qualified domestic relations orders, the interest of any Participant, former Participant or Beneficiary hereunder shall not be subject in any manner to any indebtedness, judgment, process, creditors’ bills, attachments, garnishment, levy, execution, seizure or receivership, nor shall such interest be in any manner reduced or affected by any transfer, assignment, conveyance, sales, encumbrance, act, omission, or mishap, voluntary or incidental, anticipatory or otherwise, of or to said Participant, former Participant or Beneficiary, and they and any of them shall have no right or power to transfer, convey, assign, sell or encumber said benefits and their interest therein, legal or equitable, during the existence of this Plan; except that a Participant may assign or pledge his vested interest in the Fund as security for any loans made to him pursuant to Section 12.8 hereof. Notwithstanding the foregoing, no provision of this Plan shall preclude the enforcement of a Federal tax levy made pursuant to Section 6331 of the Code or collection by the United States on a judgment resulting from an unpaid tax assessment. 16.4 Titles for Convenience Only. Titles of the Articles and Sections hereof are for convenience only and shall not be considered in construing this Plan. Also, words used in the singular or the plural may be construed as though in the plural or singular where they would so apply. 16.5 Validity of Plan. This Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas, and all provisions hereof shall be administered in accordance with the laws of said State, provided that in case of conflict, the provisions of ERISA shall control. 16.6 Plan Binding. This Plan shall be binding upon the successors and assigns of the Employer and the Trustee and upon the heirs and personal representatives of those individuals who become Participants hereunder. 16.7 Return of Contributions. This Plan and the related Trust are designed to qualify under Sections 401(a) and 501(a) of the Code. Anything contained herein to the contrary notwithstanding, if a determination letter is issued by the Internal Revenue Service to the effect that this Plan and related Trust do not meet the requirements of Sections 401(a) and 501(a) of the Code, each Employer shall be entitled, at its option, to withdraw all contributions theretofore made, in which event the Plan and Trust shall then terminate. Each Employer’s contributions to the Plan are specifically conditioned on their deductibility, and the Trustee, upon written request from an Employer, shall return to such Employer the amount of the Employer’s contribution made as a result of a mistake of fact or the amount of such Employer’s contribution disallowed as a deduction under Section 404 of the Code. Such return of contribution must be within one (1) year after (a) such Employer made the contribution by mistake of fact or (b) the disallowance of the contribution as a deduction. The amount of Employer contribution subject to being returned hereunder shall not be increased by any earnings attributable to the contribution, but such amount subject to being returned shall be decreased by any losses attributable to it.

16.8 Missing Participants or Beneficiaries. Each Participant shall file with the Committee from time to time a mailing address and any change of mailing address for himself and his designated Beneficiary. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Committee, or if no such address is filed with the Committee, then at his last mailing address as shown on his Employer’s records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan. If the Committee notifies any Participant or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section 16.8 (or makes reasonable effort to so notify such Participant or Beneficiary by certified letter, return receipt requested, to the last known address, or such other further diligent effort, including consultation with the Social Security Administration, to ascertain the whereabouts of such Participant or Beneficiary as the Committee deems appropriate) and the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known to the Committee within a reasonable time following notice thereof, the distributive share of such Participant or Beneficiary will be forfeited and applied as described in Section 6.6 hereof. However, if the Participant of Beneficiary should, thereafter, make a proper claim for such share, the amount forfeited, without adjustment for gains or losses, shall be distributed to him. 16.9 USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. ARTICLE XVII PARTICIPATION BY OTHER ORGANIZATIONS 17.1 Designation by Company. Subject to the further provisions of this Section 17.1, any Affiliate, whether now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is a domestic organization and otherwise legally eligible, may, in the future, become an Employer under this Plan. Such participation shall be effectuated and evidenced by formal resolution of the Board designating such Affiliate as a participating Employer hereof. It shall not be necessary for the board of directors or other governing body of the Affiliate to adopt a resolution to adopt the Plan or for the authorized officer of the Affiliate to sign or execute the original or then amended Plan and Trust documents. The effective date of the Plan for any such Affiliate shall be that date stated in the resolution of the Board and, from and after such effective date, such participating Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust. The administrative powers and control of the Company provided in the Plan and Trust, including the sole right to amendment and termination, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such participating organization in the Plan and Trust. 17.2 Termination of Participation. The Company may, in its sole and absolute discretion, terminate the participation of any Employer from the Plan and Trust at any time without affecting the participation of any other Employer. An Employer whose participation is terminated pursuant to this Section 17.2 may arrange for the continuation of this Plan and Trust, with such amendments, if any, as it may deem proper by transfer and merger of that portion of the Trust Fund attributable to the Individual Accounts of the Employees of the Affiliate who have participated in this Plan with an existing plan and trust sponsored by the Affiliate.

ARTICLE XVIII FIDUCIARY PROVISIONS 18.1 General Allocation of Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Company shall have the sole responsibility for authorizing contributions under the Plan and for terminating the participation in the Plan of any Employer with respect to its Employees. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate this Plan, in whole or in part. The Committee shall have the sole authority to appoint and remove the Investment Managers. The Company and the Committee, respectively, shall make formal periodic reviews of the Trustee’s and Investment Managers’ investments and performance in order to determine if such investments and performance are in conflict with the provisions of ERISA. However, the Company and the Committee, respectively, shall not be liable for any acts or omissions of the Trustee or Investment Manager or be under any obligation to invest or otherwise manage any assets of the Trust Fund which are subject to the management of the Trustee or Investment Manager unless they know that said Trustee or Investment Manager has committed a breach of the obligations and duties set forth in ERISA. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary, except to the extent provided by law or as specifically provided herein. 18.2 Fiduciary Duty. Each fiduciary under the Plan shall discharge its duties and responsibilities with respect to the Plan: (a) solely in the interest of the Plan Participants, for the exclusive purpose of providing benefits to such Participants, and their Beneficiaries, and defraying reasonable expenses of administering the Plan; (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law. 18.3 Fiduciary Liability. A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility occurring prior to the date it becomes a fiduciary or after the date it ceases to be a fiduciary. 18.4 Co-Fiduciary Liability. A fiduciary shall not be liable for any breach of fiduciary responsibility by another fiduciary unless:

(a) it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; (b) by its failure to comply with Section 404(a)(1) of ERISA in the administration of its specific responsibilities which give rise to its status as a fiduciary, it has enabled such other fiduciary to commit a breach; or (c) having knowledge of a breach by such other fiduciary, it fails to make reasonable efforts under the circumstances to remedy the breach. 18.5 Delegations and Allocation. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegations must clearly specify the powers and duties delegated. Upon such appointment and delegation, the delegating Committee members shall have no liability for the acts or omissions of any such delegate, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation. IN WITNESS WHEREOF, Tesoro Corporation, the Company, has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 19th day of November, 2014. TESORO CORPORATION By: Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 1 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company desires to amend the Plan to revise the distribution provisions thereof; NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates provided herein: 1. Article XII, Section 12.1, of the Plan is hereby amended in its entirety, effective as of November 1, 2014, to read as follows: “12.1 Method of Payment. As soon as. practicable after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX, X, or this Article XII, the Committee shall, subject to Section 12.5 hereof, direct that such benefits be paid to the Participant or his Beneficiary in one of the following ways, or in any combination thereof, as such Participant or Beneficiary shall elect: (a) lump sum, payable in cash or in kind, or partly in cash and partly in kind; (b) substantially equal periodic installments over a period not to exceed the life (or life expectancy) of the Participant, or the joint lives (or joint life expectancy) of the Participant and his designated Beneficiary; or (c) any number of partial distributions, payable in cash or in kind, or partly in cash and partly in kind, at such times as requested by the Participant or Beneficiary; provided, however, in no event shall any distribution hereunder be made in the form of an annuity.” 2. Article XII, Section 12.2, subsection (a), of the Plan is hereby amended in its entirety, effective as of January 1, 2014, to read as follows:

“(a) General Distribution Rules. Subject to the provisions of subsection (b) below, after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X, benefits shall commence for such Participant, former Participant or Beneficiary, subject to the requirements herein, as soon as practicable following receipt by the Committee of the individual’s request for distribution; provided, however, and subject to Section 12.9 hereof, in the event that the vested portion of a Participant’s Individual Account does not exceed Five Thousand and No/100 Dollars ($5,000.00), distribution of such Participant’s benefits shall be made in a lump sum as soon as reasonably practicable following the Participant’s termination of employment. In the event that the vested portion of a Participant’s Individual Account exceeds Five Thousand and No/100 Dollars ($5,000.00), no distributions, other than distributions upon the Participant’s death, may commence without the consent of the Participant until the Participant’s Normal Retirement Date and such consent must be obtained in writing within the one hundred eighty (180) day period ending on the date of distribution. The Committee shall notify the Participant of the right to defer any distribution, subject to Section 12.2(b). Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days prior to the date of distribution. If such Participant has not received a distribution of his entire Individual Account prior to his Normal Retirement Date, distribution shall be made as soon as practicable following receipt by the Committee of the individual’s request for distribution, subject to the requirements of Section 12.2(b) hereof. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Sections 415, 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan if the Plan does not then offer an annuity option, the Participant’s Individual Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in Section 414(b) or (c) of the Code. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)—11(c) of the Treasury Regulations is given, provided that: (i) the Committee clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. Notwithstanding the preceding provisions of this Section 12.2(a), unless the Participant (or former Participant) elects otherwise, in writing, no distribution hereunder shall start later than sixty (60) days after the close of the Plan Year in which the last of the following occurs:

(i) the Participant (or former Participant) attains age 65, (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Employer and all Affiliates.” 3. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Tesoro Corporation by its proper officer thereunto this 27 day of October, 2014. TESORO CORPORATION By: Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 2 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; WHEREAS, the Company desires to amend the Plan to reflect the terms of that certain Settlement Agreement, dated October 21, 2014, between Tesoro Refining and Marketing Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 10; and WHEREAS, the Company further desires to amend the Plan to provide service credit for purposes of vesting and eligibility on behalf of those Participants who became employees of an Employer as a result of the acquisition by Tesoro Logistics LP from QEP Resources, Inc. of its wholly owned natural gas pipeline and processing business, QEP Field Services, LLC, and to make certain other clarifying changes; NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2015, except as otherwise specified herein: 1. Article II, Section 2.1, subsection (ii) of the Plan is hereby amended in its entirety, to read as follows: “(ii) Nonelective Contribution. Contributions that may, at the election of the Company, be made to the Plan on behalf of all or a specified group of Participants, as provided in Section 4.6 hereof.” 2. Article II, Section 2.1, subsection (eee), is hereby amended to read as follows: “(eee) Year of Service. A Year of Service shall be based upon an Employee’s entire period of Service, irrespective of the number of hours actually worked during such period. A Year of Service shall be credited for each 12- month period, which need not be consecutive, beginning with the Employee’s Employment Commencement Date, subject to the following provisions: (i) Prior to the Effective Date, Years of Service shall be computed and counted pursuant to the provisions of the Prior Plan in effect on the day before the Effective Date.

(ii) A Participant shall receive credit for Years of Service incurred while employed with a predecessor of the Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity, only as specified in an acquisition agreement relating to such predecessor. (iii) Any employee of USA Petroleum (or its affiliates) hired by an Employer on May 1, 2007 (the “USA Petroleum Date”) or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets of USA Petroleum shall also be granted Years of Service for the period such employee was granted such service credit by USA Petroleum (or its affiliates). (iv) Any employee of Shell Oil Company hired by an Employer on May 11, 2007, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets associated with the Shell Los Angeles Refinery shall also be granted Years of Service for the period such employee was granted such service by Shell Oil Company. (v) Effective June 1, 2013, any employee of British Petroleum (or its affiliates) hired by an Employer on June 1, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by the Company of British Petroleum’s fully integrated Southern California Refining and Marketing Business, shall also be granted Years of Service for the period such employee was granted such service credit by British Petroleum (or its affiliates). (vi) Effective June 19, 2013, any employee of Chevron (or its affiliates) hired by an Employer on June 19, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from Chevron Pipe Line Co. and Northwest Terminalling Co. of the Northwest Product Pipeline and Terminal System, shall also be granted Years of Service for the period such employee was granted such service credit by Chevron (or its affiliates). (vii) Effective December 2, 2014, any employee of QEP Resources, Inc. (or its affiliates) hired by an Employer on December 2, 2014, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from QEP Resources, Inc. of its wholly owned natural gas pipeline and processing business, QEP Field Services, LLC, shall also be granted Years of Service for the period such employee was granted such service credit by QEP Resources, Inc. (or its affiliates).

(vii) In the case of a Participant who has five (5) or more consecutive Breaks in Service, all Years of Service incurred after such Breaks in Service will be disregarded for purposes of measuring Years of Service before such Breaks in Service. (viii) If a Participant who does not have any nonforfeitable right to his Individual Account incurs a period of five (5) consecutive Breaks in Service, then all of his prior Years of Service incurred before such Breaks in Service will be disregarded for purposes of measuring Years of Service after such Breaks in Service and shall no longer be credited to him.” 3. Article IV, Section 4.6 of the Plan is hereby amended in its entirety, to read as follows: “4.6 Nonelective Contributions. There shall be no Nonelective Contributions made under the Plan, except as otherwise set forth in that certain Settlement Agreement, dated October 21, 2014, between Tesoro Refining and Marketing Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 10. Nonelective Contributions, if any, shall be added to and become a part of the Trust Fund no later than the due date (including extensions) of the Company’s income tax return for the taxable year with respect to which such Nonelective Contributions are made and shall be credited to the Nonelective Contribution Account of each eligible Participant, as provided in Section 6.4 hereof.” 4. Article IV, Section 4.8 of the Plan, the final paragraph, is hereby amended in its entirety, to read as follows: “For purposes of this Section 4.8, a Participant’s excess deferrals shall be comprised, first, of Roth Contributions and, then, of Salary Reduction Contributions made with respect to the applicable Plan Year. In the event there is a loss allocable to an excess deferral, any distribution to a Participant under this Section 4.8 shall be no greater than the lesser of: (i) the value of the Participant’s Roth Contribution Account and the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (ii) the Participant’s excess deferrals for the taxable year.” 5. Article IV, Section 4.11 of the Plan is hereby amended in its entirety, to add as the final paragraph the following: “Notwithstanding the foregoing requirement that Rollover Contributions be made in cash, in the case of a Participant who was an employee of QEP Resources, Inc. (or its affiliates) hired by an Employer on December 2, 2014 (or subsequent to that date following a return from an approved leave of absence), as part of the acquisition by Tesoro Logistics LP from QEP Resources, Inc. of its wholly owned natural gas pipeline and processing business, QEP Field Services, LLC, the Plan will accept a Rollover

Contribution that consists in whole or in part of a loan made to such Participant from a qualified plan of QEP Resources, Inc.” 6. Article V, Section 5.1 of the Plan is hereby amended in its entirety to read as follows: “5.1 Individual Accounts. The Committee shall maintain an Individual Account for each Participant, former Participant and Beneficiary showing the monetary value of such individual’s interest in the Trust Fund. Each Individual Account shall be composed of a Salary Reduction Contribution Account, to which Salary Reduction Contributions and Catch-Up Contributions, if any, shall be credited, together with Qualified Nonelective Contributions, Company Matching Contributions and Discretionary True-Up Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.9 and 4.10 hereof; a Roth Contribution Account, to which Roth Contributions, if any, shall be credited; a Company Matching Contribution Account, to which Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions, if any, shall be credited; an Employee Contribution Account, to which Employee Contributions, if any, shall be credited; and, effective January 1, 2013, a Profit Sharing Contribution Account, to which Profit Sharing Contributions, if any, shall be credited. If an individual has elected to make a Rollover Contribution, then his Individual Account shall include a Rollover Contribution Account. An individual on whose behalf contributions were previously made under the Tesoro Petroleum Corporation Employee Stock Ownership Plan shall include an ESOP Transfer Account. The Individual Account of each Participant on whose behalf Nonelective Contributions have been made to the Plan will also include a Nonelective Contribution Account. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.” 7. Article VI, Section 6.4 of the Plan is hereby amended in its entirety to read as follows: “6.4 Nonelective Contributions. The Committee shall allocate the Nonelective Contribution, if any, to the Individual Accounts of each eligible Participant and former Participant as of the date or dates and in the amounts specified in that certain Settlement Agreement, dated October 21, 2014, between Tesoro Refining and Marketing Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 10. Notwithstanding the foregoing, in the event that such Nonelective Contribution would result in an Annual Addition in excess of the Maximum Permissible Amount under Section 6.7 hereof, the amount of the Nonelective Contribution that would otherwise be made pursuant to the foregoing provisions shall be reduced to the maximum amount permissible under Section 6.7 and the balance shall be contributed in subsequent Plan Years to the extent necessary to satisfy the provisions of Section 6.7 hereof.”

8. Article XII, Section 12.8 of the Plan is hereby amended in its entirety, to read as follows: “12.8 Loans to Participants. Subject to such rules and regulations as may from time to time be promulgated by the Committee, the Committee, upon application of a Participant (as that term is defined for purposes of this Section 12.8), may, in its sole and absolute discretion, direct the Trustee to make a loan or loans to such Participant from his Accounts, in the order and upon such terms as the Committee shall establish, and subject to the requirements of this Section 12.8. For purposes of this Section 12.8 only, the term “Participant” shall include former Participants and Beneficiaries who are “parties in interest” with respect to the Plan, as that term is defined under Section 3(14) of ERISA. The maximum amount that may be loaned is the lesser of: (i) $50,000.00, reduced by the highest outstanding balance of any prior loans from the Plan to the Participant during the one-year period ending on the day before the date on which such loan is made, or (ii) one-half of the value of the Participant’s vested Individual Account balance as of the Valuation Date next preceding the date on which the Committee receives the Participant’s loan application. In determining the maximum amount allowed hereunder as a loan, all loans to a Participant from all plans of the Employer and any Affiliate are to be aggregated. The minimum amount that may be loaned is One Thousand Dollars ($1,000.00), and no more than two loans may be outstanding at any time, except to the extent otherwise provided in the policies and procedures adopted by the Committee, the terms of which are incorporated herein. Loans shall be granted by the Committee in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest, as determined by the Committee, and shall be adequately secured, with substantially level amortization and payments made not less frequently than quarterly, and shall by its terms require repayment in no later than five (5) years. Notwithstanding the foregoing, a loan made prior to December 2, 2014 from a qualified plan of QEP Resources, Inc. (a “QEP Plan”) to a Participant who was previously an employee of QEP Resources, Inc. (or its affiliates) hired by an Employer on December 2, 2014 (or subsequent to that date following a return from an approved leave of absence), as part of the acquisition by Tesoro Logistics LP from QEP Resources, Inc. of its wholly owned natural gas pipeline and processing business, QEP Field Services, LLC, which loan satisfied the provisions under the QEP Plan for a “home loan”, within the meaning of Section 72(p)(2)(B)(ii), and which is contributed to this Plan as all or any portion of a Rollover Contribution, in accordance with the provisions of Section 4.11 hereof, may continue to be repaid over its term, as determined on the date on which it is contributed to the Plan as a Rollover Contribution. All loans shall be repaid pursuant to a payroll deduction procedure established by the Employer unless the Participant is on a Leave of Absence, in which case payment shall be made to the principal office of the Employer by check. All loans to Participants granted under this provision are to be considered a directed investment of such Participant. Loan fees are paid from the Participant’s Individual Account to the extent determined by the Committee pursuant to a nondiscriminatory policy. Loans shall be made pro rata from each investment fund in which the Participant’s Individual Account is invested at the time such loan is made and shall be repaid pro rata to each investment fund with respect to which the Participant has directed the investment of his Individual Account at the time of repayment. Each loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. No distribution shall be made to any Participant or former Participant, or to a Beneficiary or Beneficiaries, or the estate of a Participant unless and until all unpaid loans to the Participant from the Plan, together with interest, have either been offset or paid in full. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code for qualified military service.” 9. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Tesoro Corporation by its proper officer thereunto this 22nd day of December, 2014. TESORO CORPORATION Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 3 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; WHEREAS, the Company desires to amend the Plan, effective January 1, 2016, to permit Participants to convert vested amounts in their Thrift Plan Individual Account (other than amounts previously credited to their Roth Contribution Account) to their Roth Contribution Account by means of a Qualified Roth Transfer; NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2016, except as otherwise specified herein: 1. Article II, Section 2.1 of the Plan, is hereby amended to add sub-section (rr)-1, to read as follows: “(rr)-1 Qualified Roth Transfer. Amounts transferred from one or more accounts or sub-accounts of a Participant’s Individual Account (other than the Roth Contribution Account) to the Roth Contribution Account of the Participant, which the Participant has elected to treat as a “qualified rollover contribution” under Section 408A(e) of the Code; provided, however, that no such transfer shall be permitted from an account or sub-account the assets of which have been transferred to the Plan from a plan described in Section 401(a)(11)(B)(i) of the Code.” 2. Article II, Section 2.1 of the Plan, is hereby amended to add sub-section (rr)-2, to read as follows: “(rr)-2 Qualified Roth Transfer Account. A separate subaccount to which is credited a Participant’s Qualified Roth Transfers, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. A separate Qualified Roth Transfer Account shall be maintained for each Qualified Roth Transfer that has different distribution or withdrawal restrictions.”

3. Article II, Section 2.1 of the Plan, subsection (xx) of the Plan, is hereby amended in its entirety, to read as follows: “(xx) Salary Reduction Contribution Account. A separate subaccount to which is credited a Participant’s Salary Reduction Contributions (other than Roth Contributions), Catch-Up Contributions and Qualified Nonelective Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.” 4. Article IV of the Plan is hereby amended to add Section 4.14, to read as follows: “4.14 Qualified Roth Transfers. Effective January 1, 2016, a Participant may elect to make a Qualified Roth Transfer to his Roth Contribution Account of any portion of his Individual Account that is 100% vested (other than amounts previously credited to his Roth Contribution Account) by submitting a request in such manner as determined by the Plan Administrator. The Qualified Roth Transfer shall be made as soon as practicable following the date on which the Plan Administrator receives the Participant’s request to make the Qualified Roth Transfer. For this purpose, the value of the Participant’s Individual Account shall be determined as of the Valuation Date on which such Qualified Roth Transfer occurs. Qualified Roth Transfers shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account, or the portion of such Individual Account from which such transfer is funded, as the case may be.” 5. Article V, Section 5.1 of the Plan, is hereby amended in its entirety, to read as follows: “5.1 Individual Accounts. The Committee shall maintain an Individual Account for each Participant, former Participant and Beneficiary showing the monetary value of such individual’s interest in the Trust Fund. Each Individual Account shall be composed of a Salary Reduction Contribution Account, to which Salary Reduction Contributions (other than Roth Contributions) and Catch-Up Contributions, if any, shall be credited, together with Qualified Nonelective Contributions, Company Matching Contributions and Discretionary True-Up Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.9 and 4.10 hereof; a Roth Contribution Account, to which Roth Contributions, if any, shall be credited; a Company Matching Contribution Account, to which Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions, if any, shall be credited; an Employee Contribution Account, to which Employee Contributions, if any, shall be credited; effective January 1, 2013, a Profit Sharing Contribution Account, to which Profit Sharing Contributions, if any, shall be credited; and, effective January 1, 2016, one or more Qualified Roth Transfer Accounts, to which Qualified Roth Transfers, if any, shall be credited. If an individual has elected to make a Rollover Contribution, then his Individual Account shall include a

Rollover Contribution Account. An individual on whose behalf contributions were previously made under the Tesoro Petroleum Corporation Employee Stock Ownership Plan shall include an ESOP Transfer Account. The Individual Account of each Participant on whose behalf Nonelective Contributions have been made to the Plan will also include a Nonelective Contribution Account. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.” 6. Article V, Section 5.3 of the Plan, the first paragraph, is hereby amended, to read as follows: “5.3 Salary Reduction Elections. Each Participant who desires to make Salary Reduction Contributions (including Roth Contributions) or Catch-Up Contributions shall indicate such intent by making a salary reduction election, which shall be effective as soon as administratively practicable following receipt by the Committee. Such elections shall remain in effect until modified or amended. The Participant’s designation to treat Salary Reduction Contributions as Roth Contributions is irrevocable at the time of the designation and will apply to those Salary Reduction Contributions made under such designation during the period such designation remains in effect. The Participant may change a designation to treat Salary Reduction Contributions as Roth Contributions only with respect to future Salary Reduction Contributions. The Committee may, in its sole and absolute discretion, permit each Participant, at the time and in the manner determined by the Committee, to make a special salary reduction election that applies exclusively to Annual Compensation that is attributable to bonuses.” 7. Article VI, Section 6.1 of the Plan, is hereby amended in its entirety, to read as follows: “ 6.1 Salary Reduction Contributions (‘including Roth Contributions), Catch-Up Contributions, Employee Contributions and Rollover Contributions. Salary Reduction Contributions (including Roth Contributions), Catch-Up Contributions, and Employee Contributions shall be credited to the Individual Accounts of Participants and former Participants, as soon as practicable after deduction from the Participant’s compensation, in accordance with each Participant’s or former Participant’s salary reduction election. Rollover Contributions shall be credited to the Individual Accounts of Participants and Employees as provided in Section 4.11 hereof.” 8. Article X, Section 10.1 of the Plan, the first paragraph, is hereby amended to read as follows: “10.1 Eligibility and Benefits. If a Participant’s employment with his Employer and all Affiliates shall terminate for any reason other than his Retirement under Article VII, death under Article VIII, or Disability under Article IX, such Participant shall be entitled to the entire amount to the credit of his Salary Reduction Contribution Account, Roth Contribution Account, Qualified Roth Transfer Account, Employee Contribution Account, Rollover Contribution Account, Nonelective Contribution Account and ESOP Transfer Account, if applicable, and to the Safe Harbor Matching Contributions, and

amounts attributable thereto, that are credited to such Participant’s Company Matching Contribution Account as of the Valuation Date coincident with or next preceding the date of such termination, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Safe Harbor Matching Contributions and Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Except to the extent provided below, the percentage of the Company Matching Contributions and Discretionary True-Up Matching Contributions, and amounts attributable thereto, that are credited to the Participant’s Company Matching Contribution Account, and the percentage of the Profit Sharing Contributions, and amounts attributable thereto, that are credited to the Participant’s Profit Sharing Contribution Account to which he is entitled shall be determined in accordance with the following schedule: Percentage Completed Years of Service Payable Less than 1 year 0% 1 year or more 100%” 9. Article XII, Section 12.7 of the Plan, subparagraph (a), the first paragraph, is hereby amended to read as follows: “(a) Financial Hardship. A Participant may, on account of financial hardship, and upon the approval of the Committee, withdraw any portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, and, upon exhaustion of all amounts in such Participant’s Salary Reduction Contribution Account, any portion of his Roth Contribution Account, and, upon exhaustion of all amounts in such Participant’s Roth Contribution Account, any portion of his Qualified Roth Transfer Account that is attributable to such Participant’s Salary Reduction Contributions and Catch-Up Contributions, excluding any earnings accumulated thereon. A Participant who wishes to request a hardship withdrawal shall submit a request in such manner as prescribed by the Committee. A withdrawal is made on account of financial hardship if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The Committee shall adopt nondiscriminatory and objective standards regarding the granting of such requests. The determination of whether a Participant suffers sufficient hardship to justify the granting of his request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Participant’s request and evidence presented by the Participant showing financial hardship. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship, plus any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.” 10. Article XII, Section 12.7of the Plan, subparagraphs (b), (c), (d) and (e), are hereby amended to read as follows: “(b) Employee Contributions. A Participant may withdraw all or any part of the value of his Employee Contribution Account and, upon exhaustion of all amounts in such Participant’s Employee Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Employee Contributions at any time by submitting a request in such manner as prescribed by the Committee. (c) Rollover Contributions. A Participant may withdraw all or any part of the value of his Rollover Contribution Account and, upon exhaustion of all amounts in such Participant’s Rollover Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Rollover Contributions at any time by submitting a request in such manner as prescribed by the Committee. (d) Pre-2000 Company Matching Contributions. A Participant may withdraw up to one hundred percent (100%) of the value of his Company Matching Contribution Account that is attributable to Company Matching Contributions made to the Plan for periods ending prior to January 1, 2000 and, upon exhaustion of all such amounts, any part of the value of his Qualified Roth Transfer Account that is attributable to such pre-2000 Company Matching Contributions at any time by submitting a request in such manner as prescribed by the Committee. (e) Nonelective Contributions. A Participant may withdraw all or any part of the value of his vested Nonelective Contribution Account, if any, and, upon exhaustion of all amounts in such Participant’s Nonelective Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Nonelective Contributions at any time by submitting a request in such manner as prescribed by the Committee.” 11. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Tesoro Corporation by its proper officer thereunto this 18th day of December, 2015. TESORO CORPORATION By: Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 4 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; WHEREAS, the Company desires to amend the Plan, effective January 8, 2016, to exclude from participation in the Plan certain employees who are eligible to participate in another tax-qualified plan; NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 8, 2016, except as otherwise specified herein: 1. Article III, Section 3.1 of the Plan, is hereby amended to read as follows: “3.1 Eligibility Requirements. Every Employee who, as of the Effective Date hereof, is a Participant in the Plan shall continue to be a Participant in this Plan. Every other Employee who is not a Participant shall become a Participant in the Plan as of such Employee’s Employment Commencement Date. Notwithstanding the foregoing, an Employee shall only be eligible to participate in the Plan for purposes of Section 4.4 hereof upon the Employee’s completion of a Year of Service. In addition to the foregoing, the following groups will not be eligible to participate in the Plan for any purpose: (a) Employees who are eligible to participate in another plan that is qualified under Section 401(a) of the Code (other than the Tesoro Corporation Retirement Plan) and that is sponsored or maintained by the Company or to which the Company, an Employer or any Affiliate is legally obligated to make contributions or to otherwise reimburse the sponsor of such plan for contributions thereunder; (b) Employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement expressly provides, or has been deemed to provide, for the inclusion of such Employee under the Plan; (c) non-resident aliens who receive no earned income from an Employer that constitutes income from sources within the United States; (d) leased employees (as defined in Section 2.1(s) hereof); and (e) an individual who is not classified as an Employee on an Employer’s books and records (such as a person who as a matter of practice is classified by the Employer as an independent contractor or a contingent worker employed by another entity, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not classified as an Employee on the Employer’s books and records, despite any classification or reclassification of such person for tax or other purposes.” 2. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Tesoro Corporation by its proper officer thereunto this 7th day of January, 2016. TESORO CORPORATION Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 5 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Tesoro Corporation (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; WHEREAS, the Company desires to amend the Plan, effective as of the dates specified herein, to credit prior service for purposes of vesting for participants who became employees of the Sponsor or an affiliate of the Sponsor as the result of an acquisition during the current plan year, to clarify the individuals to whom a death benefit will be paid in the absence of a beneficiary designation, to permit highly compensated employees eligible to participate in the Tesoro Corporation Executive Deferred Compensation Plan to make after-tax contributions to the Plan, to authorize the Committee to charge the accounts of former Participants with an annual administrative fee, and to clarify that domestic subsidiaries of the Sponsor will automatically be participating Employers in the Plan with no further action required; NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates specified herein: 1. Article II, Section 2.1, subsection (eee) of the Plan, is hereby amended, effective as specified herein, to renumber paragraphs (vii) and (viii) as (xi) and (xii) and to add paragraphs (vii), (viii), (ix) an (x), to read as follows: “(vii) Effective January 11, 2016, any employee of Great Northern Midstream, LLC (or its affiliates) hired by an Employer on January 11, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Great Plains Holding Co. LLC of Great Northern Midstream LLC (or its affiliates) shall be granted Years of Service for the period of his employment by Great Northern Midstream LLC (or its affiliates. Nonetheless, in no event shall any such employee be eligible to participate in the Plan prior to February 21, 2016. (viii) Effective June 20, 2016, any employee of Flint Hills Resources (or its affiliates) hired by an Employer on June 20, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Alaska Company LLC and Tesoro Alaska Terminals LLC of Flint Hills Resources’ wholesale marketing and logistics assets in Anchorage and Fairbanks, Alaska shall be granted Years of Service for the period of his employment by Flint Hills Resources (or its affiliates).

(ix) Effective June 28, 2016, any employee of Dakota Prairie Refining, LLC (or its affiliates) hired by an Employer on June 28, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Refining & Marketing Company of Dakota Prairie Refining, LLC shall be granted Years of Service for the period of his employment by Dakota Prairie Refining, LLC (or its affiliates). (x) Effective September 28, 2016, any employee of Virent, Inc. (or its affiliates) hired by an Employer on September 28, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the merger by and between Tesoro Refining & Marketing Company LLC, Tesoro Renewables Merger Sub Inc. and Virent, Inc. shall be granted Years of Service for the period of his employment by Virent, Inc. (or its affiliates. Nonetheless, in no event shall any such employee be eligible to participate in the Plan prior to January 1, 2017.” 2. Article IV, Section 4.3 of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “Section 4.3 Employee Contributions. Each Participant may elect with respect to any payroll period to have contributed on his behalf to the Trust Fund, on an after-tax basis, any whole percentage of his Annual Compensation (other than regular bonus compensation) that, when aggregated with Salary Reduction Contributions made at the election of the Participant with respect to such period, does not exceed fifty percent (50%) of that portion of his Annual Compensation paid during such payroll period. Employee Contributions shall be made pursuant to a salary reduction election in accordance with Section 5.3 hereof Employee Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Employee Contribution Account of the Participant, as provided in Section 6.1 hereof” 3. Article V, Section 5.2 of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “Section 5.2 Method of Adjustment. The Committee, or the Trustee or Investment Manager, as directed by the Committee, shall value the assets of the Trust Fund on each Valuation Date. As of each Valuation Date, before any restoration of accounts as required pursuant to Section 12.3 and before taking into account the contributions of the Employer since the last preceding Valuation Date, the Committee shall adjust all Individual Accounts as follows: (a) The Committee shall determine the fair market value of each investment in the Trust Fund, including the effect of expenses of administration and other charges against such fund since the last Valuation Date. The Committee shall then determine the proportion of such fair market value to be credited to each Individual Account by multiplying such fair market value by a fraction, the numerator of which is the value of the Individual Account and the denominator of which is the aggregate value of all Individual Accounts participating in the investment as shown on its records as of the prior Valuation Date. The Individual Account balances of Participants and former Participants shall be reduced by any amounts paid to them (including loans) from the investment since the last Valuation Date. (b) The Committee shall then determine the total expenses of administration and other charges against the Trust Fund (other than expenses and charges taken into account in (a) above) since the last Valuation Date. The Committee shall then determine which Plan administrative expenses shall be paid by the Trust and shall allocate those expenses among Participants and former Participants in the manner determined by the Committee. The Individual Account balances of Participants and former Participants shall be reduced by any amounts paid to them (including loans) from the investment since the last Valuation Date. The Committee shall then adjust the value of each such Individual Account participating in the Plan by crediting such Individual Account with the difference between (a) and (b) if (a) is larger or charging it with the difference between (a) and (b) if (b) is the larger. Finally, to the extent applicable, the Committee shall then adjust the value of each Individual Account participating in the Plan by charging the Individual Account with the effect of direct charges incurred by the Participant or former Participant since the last Valuation Date, as well as any administrative fees to be directly charged to the Individual Account of Participants or former Participants. Following adjustment of the Individual Accounts as described above, the Committee shall credit contributions made on behalf of a Participant or former Participant since the prior Valuation Date to the Individual Account of the Participant or former Participant.” 4. Article VIII, Section 8.4 of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “8.4 No Beneficiary. If a Participant or former Participant dies without a designated Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the Committee is hereby empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following with priority in the order named herein, which shall include persons legally adopted: (a) his spouse; (b) his children and children of deceased children, per stirpes (by right of representation); (c) his parents; and (d) his legal representative properly appointed by the appropriate court upon his death.

Neither the Company, the Trustee, nor any Employer shall be named as Beneficiary. For the purpose of this Plan, the production of a certified copy of the death certificate of any Participant, former Participant or other person shall be sufficient evidence of death, and the Committee shall be fully protected in relying thereon. In the absence of such proof, the Committee may rely upon such other evidence of death as it deems necessary or advisable. Payment to a deceased Participant’s Beneficiary or Beneficiaries shall operate as a complete discharge of all obligations under the Plan with respect to such deceased Participant and shall be final, binding and conclusive on all persons interested hereunder.” 5. Article XVII, Section 17.1, is hereby amended in its entirety, effective January 1, 2016, to read as follows: “17.1 Participation by Affiliates. Any Affiliate, whether now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is a domestic organization and otherwise legally eligible, shall automatically become an Employer under this Plan, effective as of the date on which such domestic organization becomes an Affiliate. From and after such effective date, such participating Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust. The administrative powers and control of the Company provided in the Plan and Trust, including the sole right to amendment and termination, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such participating organization in the Plan and Trust.” 7. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Tesoro Corporation by its proper officer thereunto this 30th day of December, 2016. TESORO CORPORATION By Craig M. LaTorre SVP, Chief Human Resources Officer

AMENDMENT NO. 6 TO THE TESORO CORPORATION THRIFT PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Andeavor (or, if prior to August 1, 2017, Tesoro Corporation) (the “Company”): WITNESSETH: WHEREAS, the Company maintains the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; and WHEREAS, the Company wishes to amend the Plan, effective August 1, 2017, to reflect a change in the name of the Company and to make such other changes as deemed appropriate; and NOW, THEREFORE, the Plan is hereby amended effective August 1, 2017 as follows: 1. Article II, Section 2.1, subsection (j) of the Plan, is hereby amended to read as follows: “(j) Company. Prior to August 1, 2017, Tesoro Corporation. Effective August 1. 2017, Andeavor, or its successor or successors.” 2. Article II, Section 2.1, subsection (p) of the Plan, is hereby amended to read as follows: “(p) Deferred Compensation Plan. Prior to August 1, 2017, the Tesoro Corporation Executive Deferred Compensation Plan, effective January 1, 2007, as amended from time to time. Effective August 1,2017, the Andeavor Executive Deferred Compensation Plan, as may be amended from time to time.” 3. Article II, Section 2.1, subsection (nn) of the Plan, is hereby amended to read as follows: “(nn) Plan. Prior to August 1, 2017, the Tesoro Corporation Thrift Plan, as amended from time to time. Effective August 1, 2017, the Andeavor 401(k) Plan, as may be amended from time to time.” 4. Article II, Section 2.1, subsection (bbb) of the Plan, is hereby amended to read as follows: “(bbb) Trust. Prior to August 1, 2017, the Tesoro Corporation Thrift Plan Trust, which was administered pursuant to the terms of the Tesoro Corporation Thrift Plan Trust

Agreement, as amended from time to time. Effective August 1, 2017, the Andeavor 401(k) Plan Trust, which is administered pursuant to the terms of the Andeavor 401(k) Plan Trust Agreement, as it may be amended from time to time, or such other trust or trusts established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants and former Participants included in the Plan from which the benefits will be distributed.” 5. Article III, Section 3.1 of the Plan, is hereby amended in its entirety to read as follows: “3.1 Eligibility Requirements. Every Employee who, as of the Effective Date hereof, is a Participant in the Plan shall continue to be a Participant in this Plan. Every other Employee who is not a Participant shall become a Participant in the Plan as of such Employee’s Employment Commencement Date. Notwithstanding the foregoing, an Employee shall only be eligible to participate in the Plan for purposes of Section 4.4 hereof upon the Employee’s completion of a Year of Service. In addition to the foregoing, the following groups will not be eligible to participate in the Plan for any purpose: (a) Employees who are eligible to participate in another plan that is qualified under Section 401(a) of the Code (other than the Andeavor Pension Plan (formerly known as the Tesoro Corporation Retirement Plan)) and that is sponsored or maintained by the Company or to which the Company, an Employer or any Affiliate is legally obligated to make contributions or to otherwise reimburse the sponsor of such plan for contributions thereunder; (b) Employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement expressly provides, or has been deemed to provide, for the inclusion of such Employee under the Plan; (c) non-resident aliens who receive no earned income from an Employer that constitutes income from sources within the United States; (d) leased employees (as defined in Section 2.1 (s) hereof); (e) an individual who is not classified as an Employee on an Employer’s books and records (such as a person who as a matter of practice is classified by the Employer as an independent contractor or a contingent worker employed by another entity, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not classified as an Employee on the Employer’s books and records, despite any classification or reclassification of such person for tax or other purposes; and (f) an individual who was previously employed by a predecessor entity, the assets or stock of which is acquired by the Company (or an Affiliate) and who is excluded from participation in the Plan, as reflected in a written action of the Board that has not been rescinded (which action of the Board shall become a part of, and incorporated into, this Plan, to the same extent as an amendment to the Plan even if taken prior to the date of this amendment).” 6. Article XVII, Section 17.1 of the Plan, is hereby amended in its entirety to read as follows: “17.1 Participation by Affiliates. Absent a written resolution of the Board to the contrary, any Affiliate, whether now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is a domestic organization and otherwise legally eligible, shall automatically become an Employer under this Plan, effective as of the date on which such domestic organization becomes an Affiliate. From and after such effective date, such participating Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust. The administrative powers and control of the Company provided in the Plan and Trust, including the sole right to amendment and termination, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such participating organization in the Plan and Trust.” 7. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Andeavor by its proper officer thereunto this 17th day of August, 2017. ANDEAVOR By: Kim Rucker Executive Vice President, General Counsel and Secretary

AMENDMENT NO. 7 TO THE ANDEAVOR 401(k) PLAN THIS AGREEMENT, made at San Antonio, Texas, effective as set forth herein, by Andeavor (the “Company”): WITNESSETH: WHEREAS, the Company has previously maintained the Tesoro Corporation Thrift Plan, which was most recently amended and restated as of January 1, 2014, and subsequently amended and renamed the Andeavor 401(k) Plan, effective August 1, 2017 (the “Plan”); and WHEREAS, the Company has retained the right to amend the Plan from time to time; and WHEREAS, the Company wishes to amend the Plan to make such other changes as deemed appropriate; and NOW, THEREFORE, the Plan is hereby amended effective January 1, 2018, except as otherwise specifically stated herein, as follows: 1. Article II, Section 2.1, subsection (c) of the Plan, is hereby amended in its entirety, to read as follows: “(c) Annual Compensation. Except as otherwise specifically provided herein, the total amounts paid by an Employer to an Employee as remuneration for personal services rendered during each Plan Year, as reported on the Employee’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), together with any amounts not includable in the gross income of the Employee pursuant to Sections 125(a), 402(e)(3), or 132(f)(4) of the Code; differential wages paid to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) while on active duty for more than thirty (30) days and which represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer; as well as any amounts deferred by such Employee pursuant to a nonqualified deferred compensation plan sponsored by the Employer, but Annual Compensation shall not include (1) employer contributions to a plan of deferred compensation that are not included in the Employee’s gross income for the taxable year in which contributed, or any distributions from a deferred compensation plan; (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock or property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) income realized from the exercise of stock appreciation rights and other stock awards granted to the Employee; (4) reimbursements or other expense allowances, cash and noncash fringe benefits (other than qualified transportation expenses), and welfare benefits, even if such items are includible in the Employee’s gross income for the Plan Year; (5) moving expenses incurred by an Employee; (6) recognition awards, bonuses (other than regular annual bonuses), project completion pay, housing allowances, stipends paid upon foreign assignment, and all other extraordinary compensation; and (7) severance payments. For purposes of this Section 2.1(c), severance payments include payments made after an Employee’s severance from employment, but shall not include amounts attributable to payments of regular wages and normal bonuses made within thirty (30) days following severance from employment that would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.” 2. Article II, Section 2.1, subsection (1) of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “(1) Company Matching Contribution Account. A separate subaccount to which is credited a Participant’s Company Matching Contributions, Safe Harbor Matching Contributions and Discretionary True-Up Matching Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto. As applicable, a Participant’s Company Matching Contribution Account shall also include such Participant’s Virent Matching SubAccount.” 3. Article II, Section 2.1, subsection (bbb) of the Plan, is hereby amended in its entirety, to read as follows: “(bbb) Trust. The Andeavor Savings Plan Trust Agreement, as it may be amended from time to time, or such other trust or trusts established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants and former Participants included in the Plan from which the benefits will be distributed.” 4. Article II, Section 2.1 of the Plan, is hereby amended to delete subsection (ccc)-l in its entirety. 5. Article II, Section 2.1 of the Plan, is hereby amended to add subsection (ddd)-l, effective January 1, 2017, to read as follows: “(ddd)-1 Virent Matching Subaccount. That portion of a Participant’s Company Matching Contribution Account that consists of amounts contributed as matching contributions to the Virent, Inc. 401(k) Profit Sharing Plan and that were merged into the Plan, effective May 15, 2017, together with any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.” 6. Article II, Section 2.1, subsection (eee) of the Plan, is hereby amended to read as follows: “(eee) Year of Service. A Year of Service shall be based upon an Employee’s entire period of Service, irrespective of the number of hours actually worked during such period. A Year of Service shall be credited for each 12-month period, which need not be consecutive, beginning with the Employee’s Employment Commencement Date, subject to the following provisions:

(i) Prior to the Effective Date, Years of Service shall be computed and counted pursuant to the provisions of the Prior Plan in effect on the day before the Effective Date. (ii) A Participant shall receive credit for Years of Service incurred while employed with a predecessor of the Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity, only as specified in an acquisition agreement relating to such predecessor. (iii) Any employee of USA Petroleum (or its affiliates) hired by an Employer on May 1, 2007 (the “USA Petroleum Date”) or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets of USA Petroleum shall also be granted Years of Service for the period such employee was granted such service credit by USA Petroleum (or its affiliates). (iv) Any employee of Shell Oil Company hired by an Employer on May 11, 2007, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition of substantially all of the assets associated with the Shell Los Angeles Refinery shall also be granted Years of Service for the period such employee was granted such service by Shell Oil Company. (v) Effective June 1, 2013, any employee of British Petroleum (or its affiliates) hired by an Employer on June 1, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by the Company of British Petroleum’s fully integrated Southern California Refining and Marketing Business, shall also be granted Years of Service for the period such employee was granted such service credit by British Petroleum (or its affiliates). (vi) Effective June 19, 2013, any employee of Chevron (or its affiliates) hired by an Employer on June 19, 2013, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from Chevron Pipe Line Co. and Northwest Terminalling Co. of the Northwest Product Pipeline and Terminal System, shall also be granted Years of Service for the period such employee was granted such service credit by Chevron (or its affiliates). (vii) Effective January 11, 2016, any employee of Great Northern Midstream, LLC (or its affiliates) hired by an Employer on January 11, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Great Plains Holding Co. LLC of Great Northern Midstream LLC (or its affiliates) shall be granted Years of Service for the period of his employment by Great Northern Midstream LLC (or its affiliates. Nonetheless, in no event shall any such employee be eligible to participate in the Plan prior to February 21, 2016.

(viii) Effective June 20, 2016, any employee of Flint Hills Resources (or its affiliates) hired by an Employer on June 20, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Alaska Company LLC and Tesoro Alaska Terminals LLC of Flint Hills Resources’ wholesale marketing and logistics assets in Anchorage and Fairbanks, Alaska shall be granted Years of Service for the period of his employment by Flint Hills Resources (or its affiliates). (ix) Effective June 28, 2016, any employee of Dakota Prairie Refining, LLC (or its affiliates) hired by an Employer on June 28, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Refining & Marketing Company of Dakota Prairie Refining, LLC shall be granted Years of Service for the period of his employment by Dakota Prairie Refining, LLC (or its affiliates). (x) Effective September 28, 2016, any employee of Virent, Inc. (or its affiliates) hired by an Employer on September 28, 2016, or subsequent to that date following a return from an approved leave of absence, as part of the merger by and between Tesoro Refining & Marketing Company LLC, Tesoro Renewables Merger Sub Inc. and Virent, Inc. shall be granted Years of Service for the period of his employment by Virent, Inc. (or its affiliates. Nonetheless, in no event shall any such employee be eligible to participate in the Plan prior to January 1, 2017. (xi) Effective December 2, 2014, any employee of QEP Resources, Inc. (or its affiliates) hired by an Employer on December 2, 2014, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from QEP Resources, Inc. of its wholly owned natural gas pipeline and processing business, QEP Field Services, LLC, shall also be granted Years of Service for the period such employee was granted such service credit by QEP Resources, Inc. (or its affiliates). (xii) Effective January 1, 2017, any employee of Whiting Petroleum Corporation (or its affiliates) hired by an Employer on January 1 2017, or subsequent to that date following a return from an approved leave of absence, as part of the acquisition by Tesoro Logistics LP from Whiting Petroleum Corporation of certain crude oil, natural gas and produced water gathering systems and two natural gas processing facilities, shall also be granted Years of Service for the period such employee was granted such service credit by Whiting Petroleum Corporation (or its affiliates). (xiii) Effective January 1, 2018, any eligible employee of Western Refining, Inc. (or its affiliates), including its wholly-owned subsidiary, Northern Tier Energy LLC, hired on or after June 1, 2017, including eligible employees who return to active employment of any of such entities subsequent to that date following a return from an approved leave of absence, as part of the acquisition of Western Refining, Inc. shall be granted Years of Service for the period of his employment by Western Refining Inc. (or its affiliates), including its wholly-

owned subsidiary, Northern Tier Energy LLC. Nonetheless, in no event shall any such employee be eligible to participate in the Plan prior to January 1, 2018. (xiv) In the case of a Participant who has five (5) or more consecutive Breaks in Service, all Years of Service incurred after such Breaks in Service will be disregarded for purposes of measuring Years of Service before such Breaks in Service. (xv) If a Participant who does not have any nonforfeitable right to his Individual Account incurs a period of five (5) consecutive Breaks in Service, then all of his prior Years of Service incurred before such Breaks in Service will be disregarded for purposes of measuring Years of Service after such Breaks in Service and shall no longer be credited to him.” 7. Article III, Section 3.1, of the Plan, is hereby amended to read as follows: “3.1 Eligibility Requirements. Every Employee who, as of the Effective Date hereof, is a Participant in the Plan shall continue to be a Participant in this Plan. Every Employee who is employed by Western Refining, Inc. (or its affiliates), including its wholly-owned subsidiary, Northern Tier Energy LLC, on January 1, 2018 shall become a Participant in the Plan on January 1, 2018, subject to the following provisions of this Section 3.1. Every other Employee who is not a Participant shall become a Participant in the Plan as of such Employee’s Employment Commencement Date. Notwithstanding the foregoing, an Employee shall only be eligible to participate in the Plan for purposes of Section 4.4 hereof upon the Employee’s completion of a Year of Service. In addition to the foregoing, the following groups will not be eligible to participate in the Plan for any purpose: (a) Employees who are eligible to participate in the Andeavor Retail 401(k) Plan or any other plan that is qualified under Section 401(a) of the Code (other than the Andeavor Pension Plan (formerly known as the Tesoro Corporation Retirement Plan)) and that is sponsored or maintained by the Company or to which the Company, an Employer or any Affiliate is legally obligated to make contributions or to otherwise reimburse the sponsor of such plan for contributions thereunder; (b) Employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement expressly provides, or has been deemed to provide, for the inclusion of such Employee under the Plan; (c) non-resident aliens who receive no earned income from an Employer that constitutes income from sources within the United States; (d) leased employees (as defined in Section 2.1(s) hereof); (e) an individual who is not classified as an Employee on an Employer’s books and records (such as a person who as a matter of practice is classified by the Employer as an independent contractor or a contingent worker employed by another entity, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not classified as an Employee on the Employer’s books and records, despite any classification or reclassification of such person for tax or other purposes; and (f) an individual who was previously employed by a predecessor entity, the assets or stock of which is acquired by the Company (or an Affiliate) and who is excluded from participation in the Plan, as reflected in a written action of the Board that has not been rescinded (which action of the Board shall become a part of, and incorporated into, this Plan, to the same extent as an amendment to the Plan even if taken prior to the date of this amendment).” 8. Article X, Section 10.1 of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “10.1 Eligibility and Benefits. If a Participant’s employment with his Employer and all Affiliates shall terminate for any reason other than his Retirement under Article VII, death under Article VIII, or Disability under Article IX, such Participant shall be entitled to the entire amount to the credit of his Salary Reduction Contribution Account, Roth Contribution Account, Qualified Roth Transfer Account, Employee Contribution Account, Rollover Contribution Account, Nonelective Contribution Account and ESOP Transfer Account, if applicable, and to the Safe Harbor Matching Contributions, and amounts attributable thereto, that are credited to such Participant’s Company Matching Contribution Account as of the Valuation Date coincident with or next preceding the date of such termination, together with his portion, if any, of the Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions, Employee Contributions, Safe Harbor Matching Contributions and Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Except to the extent provided below, the percentage of the Company Matching Contributions and Discretionary True-Up Matching Contributions, and amounts attributable thereto, that are credited to the Participant’s Company Matching Contribution Account, and the percentage of the Profit Sharing Contributions, and amounts attributable thereto, that are credited to the Participant’s Profit Sharing Contribution Account to which he is entitled shall be determined in accordance with the following schedule: Percentage Completed Years of Service Payable Less than 1 year 0% 1 year or more 100% Notwithstanding the foregoing schedule, a Participant whose employment is involuntarily terminated as a result of a layoff shall be 100% vested in his Account. The determination of whether the Participant’s employment has been “involuntarily terminated as a result of a layoff’ shall be made by the Company, in its sole and absolute discretion. Furthermore, any Participant who was employed by Tesoro Hawaii, LLC as of September 25, 2013, the date of the sale by the Company of all of its interest in Tesoro Hawaii, LLC, shall be immediately 100% vested in his Account as of such date, notwithstanding the foregoing schedule. Finally, notwithstanding the foregoing, a Participant whose Company Matching Contribution Account includes a Virent Matching SubAccount shall be entitled to such Virent Matching SubAccount only as determined in accordance with the following schedule:

Percentage Completed Years of Service Payable Less than 1 year 0% 1 year but less than 2 years 25% 2 years but less than 3 years 50% 3 years but less than 4 years 75% 4 years or more 100% 9. Article X, Section 10.3 of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “10.3 Forfeitures. A Participant to whom Section 10.1 is applicable and who is not 100% vested in his Company Matching Contribution Account and Profit Sharing Contribution Account at the time of his termination of employment shall forfeit the amount credited to his Company Matching Contribution Account and Profit Sharing Contribution Account and the amount thus forfeited shall remain in the Trust Fund and shall be utilized as provided in Section 6.6 hereof. A Participant to whom this Section 10.3 applies and who receives a cashout distribution in accordance with the provisions of Section 12.3 hereunder shall forfeit the amount credited to his Company Matching Contribution Account and Profit Sharing Contribution Account in the Plan Year in which the cashout distribution occurs. A Participant to whom this Section 10.3 applies and who has not received a cashout distribution under Section 12.3 shall forfeit the amount credited to his Company Matching Contribution Account and Profit Sharing Contribution Account in the Plan Year in which he incurs five (5) consecutive Breaks in Service.” 10. Article XII, Section 12.3, of the Plan, is hereby amended in its entirety, effective January 1, 2017, to read as follows: “12.3 Cash Out Distribution. If a former Participant who has received a distribution of his benefits hereunder on account of his termination of employment has forfeited the amount credited to his Company Matching Contribution Account and Profit Sharing Contribution Account, as provided in Section 10.3 hereof, then in the event such former Participant is subsequently rehired by the Employer prior to the date on which he incurs five (5) consecutive Breaks in Service, the rehired Participant’s Company Matching Contribution Account and Profit Sharing Contribution Account shall be credited with the exact amount that was nonvested at the time of termination, without adjustment for gains or losses. In the event a former Participant who has received a distribution hereunder is not rehired by the Employer prior to incurring five (5) consecutive Breaks in Service, then the amount he forfeited at the time of his tennination of employment pursuant to the terms of Section 10.3 herein shall remain forfeited. Such Participant’s prior Years of Service shall be taken into account, however, for purposes of determining his vested interest in contributions following reemployment.”

11. Article XII, Section 12.7 of the Plan, is hereby amended in its entirety, to read as follows: “12.7 Withdrawals. Notwithstanding any other provisions of the Plan, subject to such procedures as may from time to time be adopted by the Committee, a Participant may make the following withdrawals: (a) Financial Hardship. A Participant may request a withdrawal on account of financial hardship; provided, however, that the minimum amount that may be requested is Five Hundred Dollars ($500.00). A Participant who wishes to request a hardship withdrawal shall submit a request in such manner as prescribed by the Committee. Upon approval of the Committee, the hardship withdrawal shall be taken first from that portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, and, upon exhaustion of all amounts in such Participant’s Salary Reduction Contribution Account, from his Roth Contribution Account, and, upon exhaustion of all amounts in such Participant’s Roth Contribution Account, from that portion of his Qualified Roth Transfer Account that is attributable to such Participant’s Salary Reduction Contributions and Catch-Up Contributions, excluding any earnings accumulated thereon. A withdrawal is made on account of financial hardship if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The Committee shall adopt nondiscriminatory and objective standards regarding the granting of such requests. The determination of whether a Participant suffers sufficient hardship to justify the granting of his request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Participant’s request and evidence presented by the Participant showing financial hardship. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship, plus any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. Expenses that may warrant approval of a Participant’s request for a hardship withdrawal include: (i) Expenses for (or necessary to obtain) medical care for the Participant or his or her spouse or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof) that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of Participant’s adjusted gross income); (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B) thereof);

(iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) thereof); or (vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income). A distribution will be treated as necessary to satisfy a financial need if the Committee relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the Committee has actual knowledge to the contrary, that the financial need cannot reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets; (iii) by cessation of Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, if applicable, under the Plan; (iv) by other currently available distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant; or (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship. Notwithstanding any provision in this subsection (a) to the contrary, a Participant: (i) whose principal residence on August 23, 2017, was located in one of the counties identified for individual assistance by the Federal Emergency Management Agency (“FEMA”) because of the devastation caused by Hurricane Harvey or whose place of employment was located in one of these counties on that applicable date or whose lineal ascendant or descendant, dependent, or spouse had a principal residence or place of employment in one of these counties on that date; (ii) whose principal residence on September 4, 2017, was located in one of the counties identified for individual assistance by FEMA because of the devastation caused by Hurricane Irma or whose place of employment was located in one of these counties on that applicable date or whose lineal ascendant or descendant, dependent, or spouse had a principal residence or place of employment in one of these counties on that date; or (iii) whose principal residence on September 16, 2017, in the case of the U.S. Virgin Islands; September 17, 2017, in the case of Puerto Rico; or October 8, 2017, in the case of California (“Incident Date”) was located in one of the areas identified for individual assistance by FEMA because of the devastation caused by these disasters or whose place of employment was located in one of these areas on that date or whose lineal ascendant or descendant, dependent, or spouse had a principal residence or place of employment in one of these areas on that date shall be entitled to request a withdrawal on account of financial hardship (each, a “Federal Disaster Relief Financial Hardship Withdrawal”); provided, however, that in the case of a Participant described in (i) above, such withdrawal shall be made no earlier than August 23, 2017 and no later than January 31, 2018; in the case of a Participant described in (ii) above, such withdrawal shall be made no earlier than September 4, 2017 and no later than January 31, 2018; and in the case of a Participant described in (iii) above, such withdrawal shall be made no earlier than the Incident Date and no later than March 15, 2018. The Committee may rely on such Participant’s representation as to the need for and amount of such hardship distribution, unless the Committee has actual knowledge to the contrary. Upon a Participant’s receipt of a withdrawal for financial hardship, other than a Federal Disaster Relief Financial Hardship Withdrawal, such Participant shall be prohibited from making Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions, Roth Contributions, Catch-Up Contributions and Employee Contributions, as applicable, as of the first day of the first payroll period beginning on or after the last day of such six (6) month period by making a new salary reduction election to be effective as of the first day of the first payroll period beginning thereafter, or such later payroll period specified by the Participant. No such six (6) month suspension shall apply in the case of a Federal Disaster Relief Financial Hardship Withdrawal. (b) Employee Contributions. A Participant may withdraw all or any part of the value of his Employee Contribution Account and, upon exhaustion of all amounts in such Participant’s Employee Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Employee Contributions at any time by submitting a request in such manner as prescribed by the Committee. (c) Rollover Contributions. A Participant may withdraw all or any part of the value of his Rollover Contribution Account and, upon exhaustion of all amounts in such Participant’s Rollover Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Rollover Contributions at any time by submitting a request in such manner as prescribed by the Committee. (d) Pre-2000 Company Matching Contributions. A Participant may withdraw up to one hundred percent (100%) of the value of his Company Matching Contribution Account that is attributable to Company Matching Contributions made to the Plan for periods ending prior to January 1, 2000 and, upon exhaustion of all such amounts, any part of the value of his Qualified Roth Transfer Account that is attributable to such pre- 2000 Company Matching Contributions at any time by submitting a request in such manner as prescribed by the Committee.

(e) Nonelective Contributions. A Participant may withdraw all or any part of the value of his vested Nonelective Contribution Account, if any, and, upon exhaustion of all amounts in such Participant’s Nonelective Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Nonelective Contributions at any time by submitting a request in such manner as prescribed by the Committee. (f) Withdrawals Upon Attainment of Age 591/2. A Participant who is still employed, has attained age 591/2 and has completed one (1) Year of Service may elect to withdraw all or any portion of his Individual Account by submitting a request in such manner as prescribed by the Committee. Withdrawals shall be funded from the Participant’s Contribution Accounts in the order specified in the policies and procedures adopted by the Committee. (g) ESQP Transfer Account. A Participant who has withdrawn the balance of his Employee Contribution Account and Rollover Contribution Account may withdraw all or any part of the value of his ESOP Transfer Account at any time by submitting a request in such manner as prescribed by the Committee. The number of withdrawals made by a Participant from his ESOP Transfer Account shall not exceed one (1) in a twelve (12) month period. (h) Qualified Reservist Distribution. A Participant whose Individual Account includes amounts merged into this Plan from the Virent, Inc. 401(k) Profit Sharing Plan and who is a Qualified Reservist may request a Qualified Reservist Distribution from that portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon. Any such withdrawal will not be subject to the 10% early withdrawal penalty set forth in Section 72(t) of the Code. For purposes of this subsection (h), a “Qualified Reservist” is a Participant who is a reservist or national guardsman (as defined by 37 U.S.C. 101(24)) ordered or called to active duty for a period in excess of 179 days or for an indefinite time after September 11, 2001. A “Qualified Reservist Distribution” is a distribution described herein to a Qualified Reservist of that portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, contributed during an Active Duty Period. An “Active Duty Period” is the period beginning on the date the Qualified Reservist is ordered or called to active duty (provided such order or call occurred or occurs after September 11, 2001) and ending on the close of such active duty period. A Qualified Reservist who receives a Qualified Reservist Distribution from the Plan may repay to an individual retirement plan of such Participant (in one or more contributions) the amount of the distribution at any time during the two-year period after the end of the Active Duty Period. A request made pursuant to this subsection must state that the Participant is a reservist or national guardsman, when the Participant was called to active duty, and the time period for which he or she was called to active duty. The request must also specify the amount of the withdrawal, which amount may not exceed that portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and

Catch-Up Contributions only, excluding any earnings accumulated thereon, contributed during an Active Duty Period. The Committee will be entitled to rely upon the Participant’s representations set forth in his or her request, unless the Committee has actual knowledge to the contrary. The amount available for any withdrawal permitted under this Section 12.7 shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Committee receives the Participant’s request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Withdrawals shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account, or the portion of his Individual Account from which such withdrawal is funded, as the case may be.” 12. Except as otherwise expressly stated herein, the provisions of the Plan shall continue in full effect. [Signature page follows]

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, these presents are fully executed in the name and on behalf of Andeavor by its proper officer thereunto this 15th day of December, 2017. ANDEAVOR By: Kim K.W. Rucker Executive Vice President, General Counsel and Secretary